                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         VERIZON COMMUNICATIONS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

        ------------------------------------------------------------------------

     (3)  Filing party:

        ------------------------------------------------------------------------

     (4)  Date filed:

        ------------------------------------------------------------------------

                                                           [VERIZON LOGO]

                                                    VERIZON COMMUNICATIONS INC.
                                                    1095 AVENUE OF THE AMERICAS
                                                      NEW YORK, NEW YORK 10036

March 12, 2001

To Our Shareholders:

On behalf of the Board of Directors, we cordially invite you to attend the 2001 Annual Meeting of Shareholders of Verizon Communications Inc. The Annual Meeting will be held on Wednesday, April 25, 2001, in the Thousand Oaks Business Center at the Memphis Marriott East, 2625 Thousand Oaks Blvd., Memphis, Tennessee. The Annual Meeting will begin at 2:00 p.m. and end no later than 4:00 p.m. Central Time. The formal Notice of Annual Meeting appears on the next page.

The attached Proxy Statement describes the matters that we expect to act upon at the Annual Meeting. Those of you who attend the Annual Meeting in person will also have the opportunity to ask questions of broad interest to Verizon's shareholders. You will need an admission ticket if you plan to attend the Annual Meeting. More specific information about obtaining your admission ticket can be found in the Notice of Annual Meeting. Directions to the Annual Meeting are printed on the admission ticket.

It is important that your views be represented whether or not you are able to be present at the Annual Meeting. The Board of Directors recommends that shareholders vote FOR Items 1 through 4 and AGAINST Items 5 through 8.

We are gratified by your interest in Verizon and urge you to vote your shares either in person or by proxy as soon as possible.

Sincerely,

/s/ CHUCK LEE                                             /s/ IVAN SEIDENBERG
Chairman and Co-Chief                                     President and Co-Chief
Executive Officer                                         Executive Officer

                                 [VERIZON LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         OF VERIZON COMMUNICATIONS INC.

  DATE:        April 25, 2001
  TIME:        2:00 p.m., Central Time
  PLACE:       Memphis Marriott East
               Thousand Oaks Business Center
               2625 Thousand Oaks Blvd.
               Memphis, Tennessee 38118

The purposes of the Annual Meeting are:

     1. To elect Directors;

     2. To ratify the appointment of the independent auditor;

     3. To approve the Verizon Communications Inc. Long-Term Incentive Plan;

     4. To approve the Verizon Communications Inc. Short-Term Incentive Plan;
        and

     5. To act upon such other matters, including the four shareholder proposals described on pages 14-19 of this Proxy Statement, as may properly come before the meeting.

Only shareholders of record at the close of business on February 26, 2001 will be entitled to vote at the Annual Meeting. To grant a proxy to vote your shares, you may complete and return the enclosed proxy card or grant your proxy by telephone or Internet. You may also cast your vote in person at the Annual Meeting. Please vote promptly whether or not you expect to attend the Annual Meeting.

Shareholders will need an admission ticket to attend the meeting. An admission ticket is attached to the proxy card for this purpose. If your shares are not registered in your own name, you need to bring proof of your ownership of those shares to the meeting. You should ask the broker, bank or other institution that holds your shares to provide you with either a copy of an account statement or a letter from the firm that shows that you owned shares of Verizon common stock on February 26, 2001. Please bring that documentation to the meeting in order to receive an admission ticket.

By Order of the Board of Directors

Marianne Drost                                                    March 12, 2001
Senior Vice President,
   Deputy General Counsel and
   Corporate Secretary

--------------------------------------------------------------------------------
The Memphis Marriott East is accessible to all shareholders. We will provide a sign language interpreter if requested by a shareholder. Please direct your request to the Corporate Secretary, Verizon Communications Inc., 1095 Avenue of the Americas, 38th Floor, New York, NY 10036, so that we receive it no later than April 4, 2001.

                                PROXY STATEMENT

We are mailing this Proxy Statement and the accompanying proxy card, beginning March 12, 2001, to holders of shares of Verizon Communications Inc. common stock in connection with the solicitation of proxies by the Board of Directors for the Annual Meeting of Shareholders and at any adjournment or postponement of that Meeting. The proxy procedure permits all Verizon shareholders the opportunity to vote at the Annual Meeting. The Board of Directors encourages you to read these documents and to vote on the matters to be considered at the Annual Meeting.

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                    PAGE
Voting Procedures...........................................           1
Corporate Governance........................................           2
Report of the Audit and Finance Committee...................           4
Election of Directors (Item 1 on Proxy Card)................           5
Ratification of Appointment of Independent Auditor (Item 2
   on Proxy Card)...........................................           8
Approval of Verizon Communications Inc. Long-Term Incentive
   Plan (Item 3 on Proxy Card)..............................          10
Approval of Verizon Communications Inc. Short-Term Incentive
   Plan (Item 4 on Proxy Card)..............................          13
Shareholder Proposals regarding:
   Nomination of two candidates for each Board position
     (Item 5 on Proxy Card).................................          14
   Executive severance agreements (Item 6 on Proxy Card)....          15
   Composition of Board of Directors (Item 7 on Proxy
     Card)..................................................          16
   Calculation of performance-based executive compensation
     (Item 8 on Proxy Card).................................          18
Executive Compensation:
   Report of the Human Resources Committee on Executive
     Compensation...........................................          20
   Compensation Tables......................................          24
   Retirement Plans.........................................          27
   Employment Agreements....................................          29
   Security Ownership of Directors and Officers.............          34
   Stock Performance Graphs.................................          36
Other Business..............................................          37
Audit Committee Charter.....................................  Appendix A
Verizon Communications Inc. Long-Term Incentive Plan........  Appendix B
Verizon Communications Inc. Short-Term Incentive Plan.......  Appendix C

                               VOTING PROCEDURES

YOUR VOTE IS VERY IMPORTANT. Your shares can only be voted at the Annual Meeting if you are present or represented by proxy. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy to assure that your shares will be represented. You may revoke your proxy at any time before it is voted, by delivering written notice to the Corporate Secretary, by submitting a proxy bearing a later date, or by appearing in person and casting a ballot at the Annual Meeting. Properly executed proxies that are received by the Proxy Committee before the Annual Meeting's adjournment will be voted in accordance with the directions provided. If you do not indicate how your shares are to be voted, the Proxy Committee will vote your shares as recommended by the Board of Directors. If you wish to give a proxy to someone other than the Proxy Committee named on the proxy card, you should cross out those names and insert the name(s) of the person(s) to whom you wish to give your proxy.

WHO CAN VOTE? Shareholders as of the close of business on February 26, 2001 are entitled to vote. On that day, approximately 2.7 billion shares of common stock were outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the Annual Meeting. A list of share-holders eligible to vote will be available at the Company's Corporate Headquarters, 1095 Avenue of the Americas, New York, New York 10036, beginning on April 13, 2001. Shareholders may examine this list during normal business hours for any purpose relating to the Annual Meeting.

HOW DO I VOTE? You may attend the Annual Meeting and vote in person. Or, as a registered shareholder, you may vote your shares by proxy:

- By mail

- By telephone

- By Internet

To vote by mail, simply mark, sign and date your proxy card and return it in the postage-paid envelope provided. You may vote by telephone or Internet 24 hours a day, 7 days a week. The enclosed proxy card contains instructions for telephone and Internet voting. IF YOU HOLD YOUR SHARES THROUGH A BROKER, BANK OR OTHER NOMINEE, THAT INSTITUTION WILL SEND YOU SEPARATE INSTRUCTIONS DESCRIBING THE PROCEDURE FOR VOTING YOUR SHARES.

WHAT SHARES ARE REPRESENTED BY THE PROXY CARD? The proxy card represents all the shares registered in your name. If you participate in the Verizon Communications Direct Invest Plan, it also represents any full shares held in your account. If you are an employee participating in any of the Verizon employee savings plans and also hold shares in your own name, you will receive one proxy card for the plan shares and the shares registered in your name.

HOW ARE VOTES COUNTED? If you return a signed and dated proxy card but do not indicate how the shares are to be voted, those shares represented by your proxy card will be voted as recommended by the Board of Directors. A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the Annual Meeting. A properly executed proxy card marked "abstain" will not be voted. However, it may be counted to determine whether there is a quorum present. Abstentions are not counted in determining the number of shares voted for or against any nominee for Director, the ratification of the appointment of independent auditor or any other management or shareholder proposal.

Shares represented by "broker non-votes" will be counted for purposes of determining whether a quorum has been reached. Broker non-votes occur when nominees, such as brokers who hold shares on behalf of beneficial owners, do not receive voting instructions from the beneficial owners by ten days before the Annual Meeting. The nominees may then vote those shares only on matters deemed routine by the New York Stock Exchange, such as the election of Directors and ratification of the appointment of the independent auditor. If the nominees do not receive instructions on how to vote on non-routine matters, such as the management proposals for approval of the Long-Term Incentive Plan and the Short-Term Incentive Plan and the Shareholder Proposals, the nominees cannot vote and there is a broker non-vote on those matters.

If you are an employee participating in any of the Verizon employee savings plans and do not return a proxy card representing those shares, those shares will be voted in the same proportion as the shares for which signed proxy cards are returned by other participants in the respective plans.

WHAT VOTE IS REQUIRED? In order to have a quorum, a majority of the shares of Verizon common stock that are outstanding and entitled to vote at the Annual Meeting must be represented in person or by proxy. If a quorum is not present, a majority of shares that are represented may adjourn or postpone the Annual Meeting.

Generally, proposals must be approved by a majority of the votes cast. Accordingly, broker non-votes and abstentions will have no effect on the outcome of those proposals. However, since Directors are elected by a plurality of the votes cast, votes withheld from nominees for Director could have an effect on the outcome of the election.

WHO WILL COUNT THE VOTE? The Company's transfer agent, Fleet National Bank c/o EquiServe, will tally the vote, which will be certified by independent inspectors of election.

IS MY VOTE CONFIDENTIAL? It is the Company's policy to maintain the confidentiality of proxy cards, ballots and voting tabulations that identify individual shareholders, except where disclosure is mandated by law and in other limited circumstances.

WHO IS THE PROXY SOLICITOR? Georgeson Shareholder Communications, Inc. has been retained by the Company to assist in the distribution of proxy materials and solicitation of votes for a fee of $20,000, plus reimbursement of out-of-pocket expenses.

--------------------------------------------------------------------------------

                              CORPORATE GOVERNANCE

On June 30, 2000, Bell Atlantic Corporation and GTE Corporation completed a "merger-of-equals" which resulted in the creation of the combined company -- Verizon Communications Inc. In accordance with the Delaware General Corporation Law and the Company's Certificate of Incorporation and Bylaws, the Company's business, property and affairs are managed under the direction of the Board of Directors. Although Directors are not involved in the Company's day-to-day operations, they are regularly kept informed of the Company's business through written reports and documents, as well as operating, financial and other reports presented by the Co-Chief Executive Officers and other officers of the Company at meetings of the Board of Directors and committees of the Board.

MEETINGS OF THE BOARD. The Verizon Board of Directors, and its predecessor, the Bell Atlantic Board of Directors, met a combined total of 14 times in 2000. Each of the incumbent Directors attended at least 75% of the meetings of the Board and the committees to which the Director was assigned. The incumbent Directors in the aggregate attended over 95% of the Board and their committee meetings.

COMMITTEES OF THE BOARD. The following is a description of the four standing committees of the Board. The Directors' committee memberships are included in their biographical information beginning on page 5.

Audit and Finance Committee -- acts on behalf of the Board of Directors in fulfilling its oversight responsibilities related to the Company's controls, reporting and audit functions. The committee relies upon reports from management and the independent auditor in reviewing the Company's business risk management process and the adequacy of the overall control environment, financial reporting, internal audit responsibilities, independent audit relationships and the Company's compliance on ethical, legal and regulatory matters. (See Appendix A, Audit Committee Charter, for a more detailed description of the committee's functions). The committee and its predecessor, the Bell Atlantic Audit Committee, met a combined total of seven times during 2000. The Board of Directors, in its business judgment, has determined that the members of the committee are "independent", as required by the listing standards of the New York Stock Exchange.

Human Resources Committee -- is responsible for overseeing management in the development and implementation of human resources practices and policies, including succession planning, to support the Company's strategic objectives, and of competitive management compensation and benefit plans, including senior management plans. The committee and its predecessor, the Bell Atlantic Human Resources Committee, met a combined total of eight times in 2000.

Corporate Governance Committee -- provides oversight and guidance to the Board of Directors to ensure that the membership, structure, policies and processes of the Board and its committees facilitate the effective exercise of the Board's role in the governance of the Company. The committee reviews and evaluates the policies and practices with respect to the size, composition and functioning of the Board, evaluates the qualifications of and recommends to the full Board candidates for election as Directors, and reviews and recommends to the full Board the compensation and benefits for non-employee Directors. The committee met twice in 2000. In addition, the Bell Atlantic Policy and Organization Committee, the committee's predecessor for certain functions, met once in 2000.

Public Policy Committee -- reviews and provides guidance to the Board of Directors on selected issues of significance to the Company and oversees management in the development and implementation of the Company's charitable contribution policies, pension fund management and policies related to the administration of pension benefits, selected social, environmental, regulatory and political matters, equal opportunity and diversity compliance and initiatives, and safety issues. The committee met once in 2000. In addition, the Bell Atlantic Policy and Organization Committee, the committee's predecessor for certain functions, met once in 2000.

DIRECTOR COMPENSATION. Compensation for non-employee Directors is divided into cash and stock components. Non-employee Directors who were on the Board of Bell Atlantic Corporation prior to the merger received an annual retainer of $30,000 and a fee of $1,500 for each Board or committee meeting attended. Committee chairpersons each received an additional annual retainer of $5,000. Directors were able to defer the receipt of all or part of these retainers and fees into cash or share equivalents. Directors also received an annual option to purchase 2,000 shares of Company stock and the choice to receive an additional option to purchase 3,000 shares or a grant of shares equivalent in value to the 3,000 options.

Effective with the merger, Verizon's non-employee Directors receive an annual retainer of $60,000. Directors also receive a meeting fee of $1,000 for each Board or committee meeting which occurs on a day other than the regularly scheduled Board meeting day or the day before such day. In addition, the Directors have the choice of receiving an annual stock option grant valued at $130,000 or a grant of options and share equivalents each valued at half of that amount.

Directors may defer the receipt of all or part of their cash retainers and fees in cash or share equivalents. Deferred accounts are credited quarterly with interest at a long-term corporate bond rate in the case of cash accounts and with dividend equivalents in the case of share equivalent accounts.

In connection with the merger, each of the Verizon non-employee Directors received a one-time Founder's Grant of options to purchase 10,000 shares of Verizon common stock. Each new non-employee Director who joins the Board will receive a similar grant at the market price upon his or her initial election to the Board.

Non-employee Directors are provided business-related travel accident insurance coverage and could elect life insurance coverage through December 31, 2000. The total amount of premiums paid by the Company for this insurance coverage for all participating non-employee Directors in 2000 was $13,936.

Directors who were elected to the Bell Atlantic Board before 1992 participate in a charitable giving program. Upon the Director's death, the Company will contribute an aggregate of $500,000 to one or more qualifying charitable or educational organizations designated by the Director. Directors who formerly served as Directors of NYNEX Corporation participate in a similar program for which the aggregate contribution is $1,000,000, payable in ten annual installments commencing when a Director retires or attains age 65 (whichever occurs later) or dies. Directors who formerly served as Directors of GTE Corporation also participate in a similar program for which the aggregate contribution is $1,000,000, to be paid in five annual installments commencing upon the Director's death, either while a Director or following retirement after five or more years of service as a Director. The GTE and NYNEX programs are financed through the purchase of insurance on the life of each participant. Each of these charitable programs is closed to future participants.

Each of the nine former non-employee Directors of Bell Atlantic Corporation who did not continue on the Verizon Board received a $150,000 special cash award in May, 2000 in recognition and appreciation of their service and contributions.

Directors who are employees of Verizon are not compensated for their Board service.

OTHER MATTERS. Under the Company's Bylaws, a Director who reaches age 70 must retire at or prior to the next Annual Meeting.

RELATED TRANSACTIONS. The Boston Consulting Group, Inc. received fees from Verizon and its subsidiaries of approximately $3,500,000 for consulting services during 2000. Dr. Sandra O. Moose, a Director of the Company, is Senior Vice President and Director of that firm.

During 2000, Verizon and its subsidiaries paid approximately $654,000 in various fees to CSX Corporation. Dr. John W. Snow, a Director of the Company, is Chairman, President and Chief Executive Officer of CSX Corporation.

The law firm of Skadden, Arps, Slate, Meagher & Flom LLP provides ongoing legal services to the Company and certain subsidiaries in connection with various matters. Helene L. Kaplan, a Director of the Company, is Of Counsel to that firm. In addition, certain subsidiaries of the Company utilized the legal services of Thompson, Hine & Flory, LLP. Robert D. Storey, a Director of the Company, is a partner in that law firm.

                   REPORT OF THE AUDIT AND FINANCE COMMITTEE

In the performance of our oversight responsibilities, the committee has reviewed and discussed with management the Company's audited financial statements for the year ended December 31, 2000.

The committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

The committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors the independent auditors' independence.

Based on the reviews and discussions referred to above, in reliance on management and the independent auditors, and subject to the limitations of our role, the committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K.

Respectfully submitted,

     Audit and Finance Committee

        Thomas H. O'Brien, Chairperson
        James R. Barker
        Edward H. Budd
        Helene L. Kaplan
        Sandra O. Moose
        Hugh B. Price
        John R. Stafford
        Robert D. Storey

                             ELECTION OF DIRECTORS
                              ITEM 1 ON PROXY CARD

In accordance with the Company's Bylaws adopted upon the merger of Bell Atlantic and GTE, the Verizon Board currently consists of 16 members. The Board has nominated each of the incumbents to serve as Directors for an additional one-year term. Each nominee has consented to stand for election and the Board does not anticipate that any nominee will be unavailable to serve. In the event that one or more of the nominees should become unavailable to serve at the time of the Annual Meeting, the shares represented by proxy will be voted for the remaining nominees and substitute nominee(s), if any, designated by the Board. The Board's ability to designate substitute nominees is subject to restrictions contained in the Company's Bylaws.

The Proxy Committee intends to vote, unless otherwise instructed, for these nominees and/or substitute nominees. Shareholders who do not wish their shares to be voted for a particular nominee may so indicate in the space provided on the proxy card.

Director elections are determined by a plurality of the votes cast.

The following biographies provide a brief description of each nominee's principal occupation and business experience, age and directorships held in other public corporations, as well as Verizon Board committee memberships as of February 28, 2001.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE LISTED NOMINEES.

DIRECTOR NOMINEES
--------------------------------------------------------------------------------


[BARKER PHOTO]            JAMES R. BARKER, Chairman of Interlake Steamship Co. and
                          Vice Chairman of Mormac Marine Group, Inc. and Moran Towing
                          Corporation. Director of The Pittston Company. Director
                          since June 2000 (Director of GTE Corporation 1976 - 2000);
                          Chairperson of Public Policy Committee and member of Audit and Finance Committee. Age 65.
--------------------------------------------------------------------------------------

[BUDD PHOTO]              EDWARD H. BUDD, Retired Chairman, Travelers Corporation.
                          Director of Delta Airlines, Inc. Director since June 2000
                          (Director of GTE Corporation 1985 - 2000); member of Audit and Finance Committee and Corporate Governance Committee.
                          Age 67.
--------------------------------------------------------------------------------------

[CARRION PHOTO]           RICHARD L. CARRION, Chairman, President and Chief Executive
                          Officer, Popular, Inc. (bank holding company) and Chairman,
                          President and Chief Executive Officer, Banco Popular de
                          Puerto Rico. Director of American Home Products Corporation;
                          Telecomunicaciones de Puerto Rico, Inc. Director since 1997
                          (Director of NYNEX Corporation 1995 - 1997); member of Human
                          Resources Committee and Public Policy Committee. Age 48.

--------------------------------------------------------------------------------------------------------------------

[DANIELL PHOTO]     ROBERT F. DANIELL, Retired Chairman, United Technologies Corporation; Chairman (1987-1997).
                    Director of Shell Oil Company. Director since June 2000 (Director of GTE Corporation 1996-2000);
                    member of Human Resources Committee and Public Policy Committee. Age 67.
--------------------------------------------------------------------------------------------------------------------

[KAPLAN PHOTO]      HELENE L. KAPLAN, Of Counsel, law firm of Skadden, Arps, Slate, Meagher & Flom LLP. Director of
                    Exxon Mobil Corporation; J.P. Morgan Chase & Co.; The May Department Stores Company;
                    Metropolitan Life Insurance Company. Director since 1997 (Director of NYNEX Corporation
                    1990-1997); Chairperson of Corporate Governance Committee and member of Audit and Finance
                    Committee. Age 67.
--------------------------------------------------------------------------------------------------------------------

[LEE PHOTO]         CHARLES R. LEE, Chairman and Co-Chief Executive Officer since June 2000; Chairman of the Board and Chief Executive Officer, GTE Corporation (1992-2000). Director of United Technologies
                    Corporation; USX Corporation; The Procter & Gamble Company. Director since June 2000 (Director of GTE Corporation 1989-2000). Age 60.
--------------------------------------------------------------------------------------------------------------------

[MOOSE PHOTO]       SANDRA O. MOOSE, Senior Vice President and Director of The Boston Consulting Group, Inc.
                    Director of Rohm and Haas Company and Nvest Funds. Director since June 2000 (Director of GTE
                    Corporation 1978-2000); member of Audit and Finance Committee and Corporate Governance
                    Committee. Age 59.
--------------------------------------------------------------------------------------------------------------------

[NEUBAUER PHOTO]    JOSEPH NEUBAUER, Chairman and Chief Executive Officer, ARAMARK Corporation (managed services), since 1984; President (1983-1997). Director of CIGNA Corporation; Federated Department Stores;
                    First Union Corporation. Director since 1995; member of Human Resources Committee and Public
                    Policy Committee. Age 59.

--------------------------------------------------------------------------------------

[O'BRIEN PHOTO]           THOMAS H. O'BRIEN, Chairman, The PNC Financial Services
                          Group, Inc. Director of Blackrock, Inc.; Hilb, Rogal and
                          Hamilton Company; USAirways; Viasystems Group, Inc. Director
                          since 1987; Chairperson of Audit and Finance Committee and member of Public Policy Committee. Age 64.
--------------------------------------------------------------------------------------

[PALMER PHOTO]            RUSSELL E. PALMER, Chairman and Chief Executive Officer, The
                          Palmer Group (corporate investment firm). Director of
                          Honeywell International Inc.; The May Department Stores
                          Company; Safeguard Scientifics, Inc.; Federal Home Loan
                          Mortgage Corporation. Director since June 2000 (Director of
                          GTE Corporation 1984-2000); Chairperson of Human Resources
                          Committee and member of Corporate Governance Committee. Age
                          66.
--------------------------------------------------------------------------------------

[PRICE PHOTO]             HUGH B. PRICE, President and Chief Executive Officer,
                          National Urban League. Director of Metropolitan Life
                          Insurance Company; Sears, Roebuck and Co. Director since
                          1997 (Director of NYNEX Corporation 1995-1997); member of
                          Audit and Finance Committee and Corporate Governance
                          Committee. Age 59.
--------------------------------------------------------------------------------------
[SEIDENBERG PHOTO]        IVAN G. SEIDENBERG, President and Co-Chief Executive Officer
                          since June 2000; Chairman of the Board (December 1998 - June
                          2000) and Chief Executive Officer (June 1998-June 2000);
                          Vice Chairman, President and Chief Operating Officer (1997-
                          1998); Chairman and Chief Executive Officer, NYNEX
                          Corporation (1995-1997). Director of American Home Products
                          Corporation; Boston Properties, Inc.; CVS Corporation;
                          Honeywell International Inc.; Viacom, Inc. Director since
                          1997 (Director of NYNEX Corporation 1991-1997). Age 54.
--------------------------------------------------------------------------------------

[SHIPLEY PHOTO]           WALTER V. SHIPLEY, Retired Chairman and Chief Executive
                          Officer, The Chase Manhattan Corporation; Chairman and Chief
                          Executive Officer (1983-1992; 1994-1999). Director of
                          American Home Products Corporation; Exxon Mobil Corporation.
                          Director since 1997 (Director of NYNEX Corporation
                          1983-1997); member of Corporate Governance Committee and
                          Human Resources Committee. Age 65.

--------------------------------------------------------------------------------------

[SNOW PHOTO]              JOHN W. SNOW, Chairman, President and Chief Executive
                          Officer, CSX Corporation (rail freight). Director of Circuit
                          City Stores, Inc.; Johnson & Johnson; USX Corp. Director
                          since June 2000 (Director of GTE Corporation 1998 - 2000);
                          member of Human Resources Committee and Public Policy
                          Committee. Age 61.
--------------------------------------------------------------------------------------

[STAFFORD PHOTO]          JOHN R. STAFFORD, Chairman and Chief Executive Officer,
                          American Home Products Corporation (pharmaceutical and
                          healthcare products). Director of Deere & Company; Honeywell
                          International Inc.; J.P. Morgan Chase & Co. Director since
                          1997 (Director of NYNEX Corporation 1989 - 1997); member of
                          Audit and Finance Committee and Public Policy Committee. Age
                          63.
--------------------------------------------------------------------------------------

[STOREY PHOTO]            ROBERT D. STOREY, Partner, law firm of Thompson, Hine &
                          Flory LLP. Director of The Procter & Gamble Company.
                          Director since June 2000 (Director of GTE Corporation
                          1985 - 2000); member of Audit and Finance Committee and
                          Public Policy Committee. Age 64.

--------------------------------------------------------------------------------

                         RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITOR
                              ITEM 2 ON PROXY CARD

Subject to shareholder ratification, the Board of Directors, acting upon the recommendation of the Audit and Finance Committee, has appointed the firm of Ernst & Young LLP, certified public accountants, as independent auditor to examine the financial statements of Verizon for the fiscal year 2001.

Fees billed to the Company by Ernst & Young for services rendered during fiscal year 2000 were as follows:

Audit Fees:  $4.3 million
Financial Information Systems Design and Implementation Fees:* $0 All Other Fees:* $9.2 million

* The Audit and Finance Committee of the Board considered, in reliance on management and the independent auditors, whether the provision of these services is compatible with maintaining the independence of Ernst & Young. All Other Fees includes fees of $4.2 million for audit related services, including audits mandated by regulatory requirements, assistance with SEC registration statements, consultation on accounting standards and proposed transactions, and the audits of subsidiaries or joint ventures.

After the merger of Bell Atlantic and GTE, Verizon undertook a review of its existing independent auditor relationships and also considered a variety of other firms. On September 7, 2000, the Audit and Finance Committee of the Board recommended, and the Board approved, engaging Ernst & Young LLP as the Company's independent auditor, replacing PricewaterhouseCoopers LLP, the Company's previous independent auditor.

PricewaterhouseCoopers and Arthur Andersen LLP, GTE's previous independent auditor, continue to maintain independent auditor relationships with various subsidiaries or companies in which Verizon has investments and to provide audit and non-audit services to the Company. PricewaterhouseCoopers, expressing reliance on the report of Arthur Andersen, will continue to report on the consolidated financial statements of the Company for the fiscal years 1999 and 1998. The independent auditors' reports for the Company and GTE for the fiscal years 1999 and 1998 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years 1999 and 1998 and through September 6, 2000, there were no disagreements between the Company and PricewaterhouseCoopers or between GTE and Arthur Andersen, which, if not resolved to the satisfaction of PricewaterhouseCoopers or Arthur Andersen, as the case may be, would have caused that auditor to make reference to such disagreement in its reports on the financial statements for such periods, nor were any required to be reported by SEC rules.

During the fiscal years 1999 and 1998 and through September 6, 2000, neither the Company nor GTE consulted with Ernst & Young regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement or a reportable event.

PricewaterhouseCoopers and Arthur Andersen provided letters, which the Company has filed with the SEC, agreeing with these statements.

Ratification of the appointment of Ernst & Young requires the affirmative vote of a majority of eligible shares present at the Annual Meeting, in person or by proxy, and voting on the matter. If this appointment is not ratified by the shareholders, the Audit and Finance Committee will reconsider its recommendation.

One or more representatives of Ernst & Young will be at the Annual Meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION.

--------------------------------------------------------------------------------

                                  APPROVAL OF
                          VERIZON COMMUNICATIONS INC.
                            LONG-TERM INCENTIVE PLAN
                              ITEM 3 ON PROXY CARD

The Board of Directors recommends that shareholders approve the Verizon Communications Inc. Long-Term Incentive Plan, which was adopted by the Human Resources Committee subject to shareholder approval. This plan, which is referred to as the LTIP, is an amendment and restatement of the Bell Atlantic 1985 Incentive Stock Option Plan. The Bell Atlantic shareholders approved this plan in 1985 and approved amendments in 1994 and 1999. The LTIP will replace all prior long-term incentive plans of predecessor companies with respect to awards granted in the future.

The primary purposes for seeking shareholder approval of the LTIP are to comply with the performance-based compensation exemption from the tax deduction limit imposed by Section 162(m) of the Internal Revenue Code, also referred to as the Code, and to obtain approval for the issuance of 200,000,000 shares of Verizon Common Stock in connection with grants of awards under the LTIP. The HRC will not make any awards under the LTIP unless shareholder approval is obtained.

The main features of the LTIP are outlined below, but the summary is qualified by reference to the complete text of the plan, which is in Appendix B to this Proxy Statement.

PURPOSE

The LTIP is intended to (1) optimize the profitability and growth of the Company through long-term incentives that are consistent with the Company's goals and that link the interests of participants to those of the Company's shareholders,
(2) provide participants with an incentive for excellence in individual performance, (3) provide flexibility to the Company in its ability to motivate, attract, and retain the services of participants who make significant contributions to the Company's success, and (4) allow participants to share in the success of the Company.

ADMINISTRATION AND PARTICIPATION

All of the approximately 260,000 employees of Verizon and certain related companies, and the non-employee Directors of Verizon, will be eligible to participate in the LTIP. The LTIP will be administered by the HRC. The HRC may delegate its authority to persons other than its members, subject to such limitations as may be imposed by law or any applicable stock exchange rules.

TYPES OF AWARDS

The HRC has the authority to grant various types of awards to employees under the LTIP. These types of awards include:

STOCK OPTIONS. Each stock option represents the right to purchase a specified number of shares of Verizon common stock, also referred to as Common Stock, at a fixed grant price that cannot be less than the fair market value of the shares on the grant date. The LTIP does not permit the HRC to re-price any previously granted stock options. The maximum term of a stock option is 10 years from the date of grant. Any option will be exercisable in accordance with terms established by the HRC. The purchase price of an option may be payable in cash, Common Stock (valued at fair market on the day of exercise), or a combination of both. In addition, the HRC may grant an option to purchase the same number of shares as were surrendered by a participant to pay the option price.

The LTIP authorizes the HRC to grant non-qualified stock options or incentive stock options that comply with the requirements of Section 422(b) of the Code. The HRC is only authorized to grant incentive stock options on up to 60,000,000 shares.

PERFORMANCE SHARES AND PERFORMANCE UNITS. Performance shares and performance units are linked to the performance of the Company over a performance cycle designated by the HRC. The initial value of a performance share will be the fair market value of a share of Common Stock on the date of grant. The initial value of a performance unit will be established by the HRC at the time of grant. These awards will be paid only to the extent that the Company attains the corresponding performance goals. These awards are payable in cash, Common Stock, or a combination of both, as determined by the HRC.

RESTRICTED STOCK AND RESTRICTED STOCK UNITS. Restricted stock and restricted stock units represent grants of Common Stock or stock units that are subject to a risk of forfeiture or other restrictions that lapse when one or more performance or other objectives, as determined by the HRC, are achieved. The value of a restricted stock unit must equal the fair market value of one share of Common Stock on the date of the grant. Any awards will be subject to such conditions, restrictions, and contingencies as the HRC determines. Restricted stock units are payable in cash, Common Stock, or a combination of both, as determined by the HRC.

OTHER AWARDS. The HRC has authority to grant other awards. These awards include stock appreciation rights, or SARs, or other share equivalents that are denominated, payable in, valued in whole or in part by reference to, or otherwise related to shares of Common Stock. The HRC has the discretion to determine the terms and conditions of any such awards.

The Corporate Governance Committee of the Board has the authority to grant awards and to make other determinations under the LTIP with respect to the non-employee Directors.

PAYMENT OF AWARDS

The HRC will determine the date on which awards are payable and may permit or require a participant to defer payment of all or a portion of an award subject to conditions established by the HRC. If awards are paid in shares of Common Stock, the HRC shall determine whether the shares will be subject to restrictions on transfer or provisions regarding forfeiture of the shares.

No awards have been granted under the LTIP. The exact number of future stock options that may be allocated to any one individual or group of individuals under the LTIP is not presently determinable. In addition, the exact number of stock options that would have been allocated to any one individual or group of individuals had the LTIP been in effect in 2000 is also not determinable.

LIMITATION ON SHARES AND AWARDS

If the shareholders approve the LTIP, Verizon will be authorized to issue up to 200,000,000 shares of Common Stock (adjusted for corporate transactions described below). Not more than 30,000,000 of these shares may be granted with respect to awards other than stock options.

Shares will be considered to be issued under the LTIP when awards denominated in shares are made to a participant. However, certain transactions will restore the number of shares available under the LTIP. These transactions are (1) the payout in cash of an award originally awarded in shares, (2) a cancellation, termination, expiration, or forfeiture of shares subject to an award, and (3) payment of an option price or tax withholding obligation with previously acquired shares or by withholding shares that otherwise would have been acquired on exercise.

During the term of the LTIP, in any calendar year, there may not be awarded to any one participant more than (i) one-half of one percent of the total number of shares of Common Stock that are issued and outstanding on the effective date of the LTIP, or (ii) 13,500,000 shares, whichever is less.

AMENDMENT AND TERMINATION OF THE LTIP

Unless it is terminated earlier, the LTIP will remain in effect until all shares subject to the LTIP have been purchased, acquired, or forfeited, and all cash awards have been paid or forfeited, pursuant to the LTIP's provisions. However, in no event may an award be granted after 10 years from the effective date of the LTIP. During the term of the LTIP, the HRC may alter, amend, suspend, or terminate the LTIP, in whole or in part, subject to the terms of the LTIP, including the Change in Control provisions discussed below. Any amendment that would cause the LTIP to fail to comply with any requirement of applicable law, regulation, or rule if it were not approved by shareholders will not be effective unless the shareholders of Verizon approve the amendment.

If certain events occur, the HRC may adjust the number, type and price of shares subject to outstanding awards, and the award limits, to prevent dilution or enlargement of the benefits available under the LTIP and of the rights of participants. These events include a stock split or a corporate transaction, including a merger, consolidation, separation, spin-off, or other distribution of stock or property of the Company, any reorganization, any partial or complete liquidation of the Company, or other similar events.

CHANGE IN CONTROL

In order to protect the rights of the participants, the LTIP provides that, in the event of a Change in

Control, as defined in the LTIP, all stock options and SARs awarded under the LTIP since its effective date will become immediately exercisable, and any restriction periods and restrictions imposed on awards granted under the LTIP since its effective date will lapse.

FEDERAL INCOME TAX CONSIDERATIONS

The federal income tax consequences of the various types of awards available under the LTIP can be summarized as follows:

STOCK OPTIONS AND SARS. A participant will not recognize any income, and the Company will not be entitled to a corresponding deduction, upon the grant of a non-qualified stock option, incentive stock option, or SAR under the LTIP.

Under current tax law, a participant who exercises a non-qualified stock option or SAR will recognize income on the difference between the fair market value of the Common Stock on the date of exercise and the grant price. The Company will be entitled to a tax deduction equal in amount to the income recognized by the participant. Income taxes and other payroll taxes will be withheld from income recognized to the extent required by law.

No income is recognized by a participant upon the exercise of an incentive stock option. However, the difference between the fair market value of the Common Stock on the date of exercise and the grant price is a tax preference item that must be considered in determining whether the participant is subject to alternative minimum tax. If the participant does not dispose of the share acquired through the exercise of an incentive stock option within two years after the date of grant or one year after the exercise date, any income recognized on the date of sale will be subject to tax as a capital gain. If the above holding period requirements are not met, part or all of any income recognized on the date of sale will be subject to tax as ordinary income, and the Company will be entitled to a tax deduction in an equal amount.

An incentive stock option becomes a non-qualified stock option if it is exercised more than three months after the participant has terminated his or her employment with the Company (twelve months if termination is due to death or disability).

RESTRICTED STOCK UNITS, PERFORMANCE UNITS, AND PERFORMANCE SHARES. A participant who has been granted a restricted stock unit, performance unit, or performance share will not realize taxable income at the time of grant, and the Company will not be entitled to a corresponding deduction. Generally, the participant will have compensation income at the time of distribution equal to the amount of cash received and the then-fair market value of the distributed shares, and the Company will be entitled to a corresponding deduction.

RESTRICTED STOCK. A participant who has been granted shares of restricted stock will not realize taxable income at the time of grant, and the Company will not be entitled to a corresponding deduction, assuming that the shares are nontransferable and that the restrictions create a "substantial risk of forfeiture" for federal income tax purposes. Upon the vesting of stock subject to an award, the holder will realize ordinary income in an amount equal to the then-fair market value of those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses. A participant may elect to have income recognized at the date of grant of restricted stock and to have the applicable capital gain holding period commence as of that date. If this election is made, the Company will be entitled to a corresponding deduction as of the date of grant.

DEDUCTION LIMITS AND PERFORMANCE MEASURES. A federal income tax deduction generally is unavailable for annual compensation in excess of $1,000,000 paid to the chief executive officer or any of the four other most highly compensated officers. However, "performance-based" compensation is not counted against this limit. The HRC may designate certain awards under the LTIP as intended to be "performance-based" compensation and must condition such awards on the achievement of performance goals. To satisfy the requirements that apply to "performance-based" compensation, the performance measures must be approved by the Company's shareholders. The performance measures that may be used by the HRC will be based on one or more of the following Company performance measures, as selected by the HRC: income measures (including, but not limited to, gross profit, operating income, earnings before or after taxes, or earnings per share); return measures (including, but not limited to, return on assets, investment, equity, or sales); cash flow return on investments (which equals net cash flows divided by owners equity); gross revenues; market value added; economic value added; and share price (including, but not limited to, growth measures and total shareholder return). Approval of the LTIP will also constitute approval of the foregoing performance measures.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE VERIZON COMMUNICATIONS INC. LONG-TERM INCENTIVE PLAN.

--------------------------------------------------------------------------------

                                  APPROVAL OF
                          VERIZON COMMUNICATIONS INC.
                           SHORT-TERM INCENTIVE PLAN
                              ITEM 4 ON PROXY CARD

The Board recommends that shareholders approve the Verizon Communications Inc. Short-Term Incentive Plan, which was adopted by the HRC subject to shareholder approval. The HRC will not make any awards under the Short-Term Incentive Plan, which is referred to as the STIP, unless shareholder approval is obtained. One of the primary purposes for seeking shareholder approval of the STIP is to comply with the performance-based compensation exemption from the tax deduction limit imposed by Section 162(m) of the Code.

The main features of the STIP are outlined below, but the summary is qualified by reference to the complete text of the plan, which is in Appendix C to this Proxy Statement.

PURPOSE

The primary purpose of the STIP is to facilitate the Company's ability to achieve its short-term financial and operating goals by offering key employees performance-based annual incentive opportunities. Under the STIP, awards will be made based on achievement of key goals at the corporate, business unit, and/or individual levels. By enabling the Company to retain and attract the highest level of qualified employees, the STIP will be a factor in the Company's continued success.

ADMINISTRATION AND PARTICIPATION

The HRC is responsible for administering the STIP and for selecting key employees of Verizon and certain related companies as participants. The HRC may delegate its authority to persons other than its members, subject to such limitations as may be imposed by law.

LIMITATION ON AWARDS

Under the STIP, no awards may be made for any plan year in which Verizon's return on equity, or ROE, is 8% or less. If ROE exceeds 8%, the HRC may establish an award pool equal to up to 5% of Verizon's consolidated net income. The HRC may reduce consolidated net income for the purpose of calculating the award pool and will not consider consolidated net income in excess of $5 billion. The HRC may authorize awards that total less than the award pool and cannot authorize awards for any plan year that exceed 100% of the award pool for that plan year. Return on equity and consolidated net income will be determined after adjusting for certain extraordinary, non-recurring or other events. Such adjustments will be determined in accordance with generally accepted accounting principles and disclosed in the Company's annual consolidated financial statements.

The STIP also restricts the maximum award a participant may receive. The maximum award is determined by the participant's annual base salary on the last day of the plan year in accordance with the following table:

----------------------------------------------------
                                  MAXIMUM PERCENTAGE
SALARY POSITION                     OF AWARD POOL
----------------------------------------------------
Highest and 2nd Highest Paid             3.5%
3rd and 4th Highest Paid                 2.5%
5th and 6th Highest Paid                1.25%
7th through 25th Highest Paid           0.85%
Each Other Participant             less than 0.50%
----------------------------------------------------

The HRC may reduce but not increase the maximum award for any participant.

PAYMENT OF AWARDS

In determining the awards to be paid to participants, the HRC will consider factors such as the Company's financial and operating performance for the plan year, the performance of the participant's business unit, and the participant's achievement in relation to established goals.

All awards will be paid in cash. Participants are permitted to defer payment of all or a portion of their awards, subject to any conditions imposed by the HRC.

No awards have been granted under the STIP. The awards that may be granted to any one individual or group of individuals under the STIP are not presently determinable. In addition, the awards that would have been granted to any one individual or group of individuals had the STIP been in effect in 2000 are also not determinable.

AMENDMENT OR TERMINATION OF THE STIP

Unless it is terminated earlier, the STIP will remain in effect until the close of business on the date of Verizon's Annual Meeting of Shareholders in the year 2011, at which time the right to grant awards under the STIP will terminate. Before that date, the HRC may alter, amend, suspend, or terminate the STIP, in whole or in part, subject to the terms of the STIP, including the Change in Control provisions discussed below. Any amendment or revision that would cause the STIP to fail to comply with any requirement of applicable law, regulation, or rule if it were not approved by shareholders will not be effective unless the shareholders of Verizon approve the amendment or revision.

If certain unusual or nonrecurring events affect the Company, or if there is a change in applicable laws, regulations, or accounting principles, the HRC may adjust previously granted awards to prevent enlargement of the benefits or potential benefits intended to be available under the STIP.

CHANGE IN CONTROL

In order to protect the rights of the participants, the STIP provides that, in the event of a Change in Control, as defined in the STIP, all awards granted under the STIP will become immediately nonforfeitable and payable at the normal payment date, unless the participant elects to defer receipt of the award under the deferral regulations applicable to the STIP. If a participant's award is based on a performance percentage, the awards for the year in which the Change in Control occurs and for any earlier year for which STIP awards have not been granted at the time the Change in Control occurs will be determined using a performance percentage that is no less than the individual's target percentage for the year immediately preceding the year in which the Change in Control occurs.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE VERIZON COMMUNICATIONS INC. SHORT-TERM INCENTIVE PLAN.

--------------------------------------------------------------------------------

                             SHAREHOLDER PROPOSALS
                           ITEMS 5 -- 8 ON PROXY CARD

The shareholders named below have told us that they intend to have the following proposals presented at the Annual Meeting. Approval of a shareholder proposal requires the affirmative vote of a majority of eligible shares present at the Annual Meeting, in person or by proxy, and voting on the matter. The Board of Directors has concluded that it cannot support these proposals for the reasons given.

ITEM 5 ON PROXY CARD:
Mr. Bartlett Naylor, 1255 N. Buchanan, Arlington, VA 22205, owner of 140 shares of the Company's common stock, proposes the following:

"RESOLVED: The shareholders urge our board of directors to take the necessary steps to nominate at least two candidates for each open board position, and that the names, biographical sketches, SEC-required declarations and photographs of such candidates shall appear in the company's proxy materials (or other required disclosures) to the same extent that such information is required by law and is our company's current practice with the single candidates it now proposes for each position.

SUPPORTING STATEMENT: Although our company's board appreciates the importance of qualified people overseeing management, we believe that the process for electing directors can be improved.

Our company currently nominates for election only one candidate for each board seat, thus leaving shareholders no practical choice in most director elections. Shareholders who oppose a candidate have no easy way to do so unless they are willing to undertake the considerable expense of running an independent candidate for the board. The only other way to register dissent about a given candidate is to withhold support for that nominee, but that process rarely affects the outcome of director elections. The current system thus provides no readily effective way for shareholders to oppose a candidate that has failed to attend board meetings; or serves on so many boards as to be unable to supervise our company management diligently; or who serves as a consultant to the company that could compromise independence; or poses other problems. As a result, while directors legally serve as the shareholder agent in overseeing management, the election of directors at the annual meeting is largely perfunctory. Even directors of near bankrupt companies enjoy re-election with 90% pluralities. The "real" selection comes through the nominating committee, a process too often influenced, if not controlled, by the very management the board is expected to scrutinize critically.

Our company should offer a rational choice when shareholders elect directors. Such a process could abate the problem of a chair "choosing" his own board, that is, selecting those directors he expects will reflexively support his initiatives, and shedding those who may sometimes dissent. Such a process could create healthy and more rigorous shareholder evaluation about which specific nominees are best qualified.

Would such a process lead to board discontinuity? Perhaps, but only with shareholder approval. Presumably an incumbent would be defeated only because shareholders considered the alternative a superior choice. Would such a procedure discourage some candidates? Surely our board should not be made of those intolerant of competition. Would such a procedure be "awkward" for management when it recruits candidates? Hopefully so. (Management could print a nominee's name advanced by an independent shareholder to limit such embarrassment). The point is to remove the "final" decision on who serves as a board director from the hands of management, and place it firmly in those of shareholders.

We urge you to vote FOR this proposal."

BOARD OF DIRECTORS' POSITION:
The Board of Directors believes that its role is to provide the shareholders with a slate of Director candidates whom the Board believes, in its best judgment, are the most qualified and who are ready, willing and able to oversee the management of the affairs of the Company. It is not the Board's role to create a political environment in which nominees compete with each other for the available directorships. The Board believes that this proposal would foster this type of environment.

The Board views the present nominating process as the most effective means of ensuring that appropriately qualified individuals continue to serve as Directors. The Corporate Governance Committee of the Board recommends only those nominees possessing the experience and skills that best serve the Company and its shareholders. By recommending two "rival" candidates for each position, it would be difficult to predict which individuals would be elected and which skills would be represented on the Board. Accordingly, the Board would be less able to ensure that the proper skills, experience and diversity were represented on the Board. Moreover, there are appropriate procedures in place for shareholders who wish to suggest qualified candidates, as set forth on page 19 of this Proxy Statement.

The Board of Directors believes that the present nominating process should be preserved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

ITEM 6 ON PROXY CARD:
The Association of BellTel Retirees, 157 Main Street, P.O. Box 33, Cold Spring Harbor, New York 11724, owners of 214 shares of the Company's common stock, and Robert A. Rehm, 5 Erie Court, Jericho, New York 11753, owner of 4,125 shares of the Company's common stock, propose the following:

"RESOLVED: That the shareholders of Verizon urge our Board of Directors to seek shareholder approval in advance for all future or renewed severance agreements with the Company's executive officers, including so-called "golden parachute" and "golden good-bye" severance agreements, that provide more generous pay-outs than the severance and retirement benefits available to other senior managers.

For the purposes of this resolution, "golden parachutes" are defined as severance agreements triggered when executives are terminated, or resign, after a change in corporate control; and "golden good-byes" are defined as severance payments made to executives who terminate voluntarily, including early retirement, or who are terminated without good cause.

SUPPORTING STATEMENT: "Golden parachutes" and "golden good-bye" agreements are among the most costly, wasteful and anti-shareholder forms of executive compensation. Our Company's executive officers are covered by multi-million dollar parachute provisions that are triggered not just by a hostile change in control, but even by voluntary departures under a range of circumstances that we believe are contrary to stockholder interests.

Without shareholder consent, such severance agreements create potential conflicts of interest and undermine shareholder confidence that executive pay is properly aligned with the long-term interests of shareholders.

The Company itself disclosed, in its proxy preceding the GTE merger vote, that because of these agreements "the interests of these people [the executive officers] in the merger may be different from, or greater than, your interests."

The merger proxy, for example, revealed that several senior executives had agreements promising multi-million-dollar payments if current co-CEO Ivan Seidenberg "is not elected Chairman of the Board" or if "there has been a "change in control" of Bell

Atlantic" (with "change of control" defined very broadly). The agreements gave executive officers Babbio, Cullen, Salerno and Young the option "to terminate his employment on grounds of constructive discharge following Charles R. Lee's election" as Chairman and thereby walk away with millions of dollars in severance payments on top of their other generous retirement benefits, according to the 2000 proxy.

Last year's proxy statement disclosed an additional $40 million in "retention incentives" and "implementation incentives". In combination with the parachute agreements, top executives got a windfall whether they stayed or whether they decided to leave.

If these agreements required shareholder approval, the Board might at least have decided which of these two options -- the executive staying or quitting -was actually worth the expenditure of tens of millions of dollars in shareholder wealth.

New post-merger agreements disclosed during 2000 are likewise, in our opinion, contrary to shareholder interests. Executive officers can resign and receive the liquidated value of their multi-year employment agreements -- as much as tens of millions of dollars in the case of co-CEO Seidenberg -- if there is a "change of control" that is defined to include situations where another person acquires as little as 20% of the Company's stock.

Compare this to the treatment of Company retirees, many with 30 or more years of loyal service. Most retirees have not received a pension cost-of-living adjustment (COLA) in over nine years, allowing inflation to steadily erode the purchasing power of pensions earned over 20-, 30- and even 40-year careers. This breaks with the Company's long tradition of granting increases every two or three years at one half the rate of inflation. Although the Company's recent lump sum payment to certain retirees is a step in the right direction, the Company's retirement benefits policy as a whole is patently inadequate and unfair to most retirees.

At last year's Annual Meeting, more than 320 million shares (30.6 percent of the votes cast) were voted in favor of this proposal. Resolutions requesting advance shareholder approval of golden parachute agreements also have received majority support from stockholders of at least six public companies since 1990.

We urge all shareholders to VOTE FOR this proposal."

BOARD OF DIRECTORS' POSITION:
The Board of Directors continues to believe that a blanket prohibition on the use of employment and severance agreements with executive officers without prior shareholder approval would unduly restrict the key Board function of hiring, retaining and, when necessary, separating executive officers from service with the Company. In the past, the Company has determined that it was advisable to and has entered into these agreements under the appropriate circumstances. The agreements were evaluated by the Board's Human Resources Committee and measured against competitive practices, current business circumstances and other strategic considerations.

Subsequent to the merger with GTE Corporation, the Company entered into new agreements with individuals whose skill and experience are critical to the success of Verizon. Those agreements are described beginning on page 29 of this Proxy Statement. The Board believes that these agreements are reasonable and appropriate to ensure the effective integration of the companies and the realization of the merger's benefits.

The Board firmly believes that agreements of this type, when used judiciously and under appropriate circumstances, promote shareholders' interests by enabling the Company to recruit and retain the most qualified executive officers to lead our business. In many cases (e.g., mergers, unexpected executive departures, etc.), it would simply not be feasible for the Company to wait the several months necessary to seek shareholder approval before acting. Accordingly, the Board has concluded it should retain the flexibility to use such agreements, where they are appropriate, without the requirement of shareholder approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

ITEM 7 ON PROXY CARD:
John A. Parente, 2805 Granville Avenue, Schenectady, New York 12306, owner of 7,514 shares of the Company's common stock, and John Sellen, 285 Boulevard/Box 457, New Milford, New Jersey 07646, owner of 1,350 shares of the Company's common stock, propose the following:

"RESOLVED: The shareholders of Verizon urge the Company's Board of Directors to take the steps necessary to amend the Company's By-Laws to provide that the Board shall consist of a majority of independent directors and that no more than two directors shall be current or former executive officers

("insiders"). For these purposes, the definition of independent director shall mean a director who, within the previous five years:

has not been employed by the Company or an affiliate;

is not a relative of any member of the Company's management;

provides no other personal or professional services for pay to the Company or its subsidiaries;

is not employed by a significant supplier or provider of professional services to the Company;

is not employed by a foundation, university or other nonprofit institution that has received a grant or endowment from the Company;

is not an officer of a company on which any of the Company's top five executive officers also serves as a board member.

SUPPORTING STATEMENT: Our Company has one of the least independent boards among large U.S. companies. No more than half of the 16 members of the Board -- and arguably less than half -- are outside directors truly independent of management, as defined here. We believe an amendment to the By-Laws is the only way to ensure that a majority of the Board will at all times be more accountable to stockholders than it is beholden to management.

Our Board's lack of independence from management influence is unusual among leading public companies. The boards of 88% of S&P 500 companies have a majority of independent directors, according to a study by the impartial Investor Responsibility Research Center (IRRC). While IRRC reported that more than two-thirds of the S&P 500 directors are independent, during 2000 our Company's Board included two insiders and at least seven outside directors with financial ties to the Company or to one of the executive officers.

For years Bell Atlantic's Board was infested with conflicts of interest, a situation that has improved only marginally since the merger with GTE. In addition to the two co-CEOs, six outside directors are considered non-independent due to board interlocks or because their own employer receives substantial grants, fees, or business from the Company, or did in the recent past. A ninth director, while technically independent, has an interlock with a company officer.

With respect to interlocks, co-CEO Seidenberg sits on the board that employs and sets the salary of Board member Stafford. This interlock is no rare happenstance: Seidenberg sat on the board employing former Bell Atlantic board member Goldstein, who was CEO of CVS. In addition, former Bell Atlantic board member Lawrence Babbio, Vice Chairman and President, helps set the compensation of Verizon board member Neubauer, CEO of ARAMARK, as a member of that company's board compensation committee.

With respect to business ties, director Kaplan is Of Counsel to a Company law firm. Three other outside directors (Moose, Snow, and Storey) work for firms receiving fees from GTE, as disclosed in the 1999 Joint Statement of Proxy (April 13, 1999, page III-14). And director Price heads a nonprofit receiving substantial grants from the Bell Atlantic Foundation.

There is a widespread consensus that a majority of independent directors is critical to ensure management accountability to shareholders. Among the groups endorsing this basic principle are the National Association of Corporate Directors (NACD), the Council of Institutional Investors (CII), the Business Roundtable, the California Public Employees Retirement System (CalPERS), the Investor Rights Association of America (IRAA), and the Association of BellTel Retirees.

Financial studies have also shown that an independent board tends to enhance shareholder wealth, particularly with respect to tender offer premiums.

The Company is to be commended for reducing the number of inside directors from five to two -- a reform we urged at the last three annual meetings (supported by 28% of the vote last year). Nevertheless, we believe that a By-Law amendment is the only way to ensure that the Board will exercise independent oversight.

We urge your VOTE FOR this resolution."

BOARD OF DIRECTORS' POSITION:
The Board of Directors agrees with the main premise of this proposal -- that the Board of Directors should consist of a majority of independent Directors. In fact, the Board has consisted of a majority of such independent directors at all times since the Company was founded in 1983. The Board is confident that the types of relationships referred to by the proponents do not impair in any way the independence of the individual Directors, and believes that there is no basis for the proponents' statement regarding the Board's "lack of independence from management influence". Because the Company has always operated with an independent Board, it is not necessary to include the Board's established commitment to independence in the Bylaws.

Furthermore, the Board does not believe that a commitment to an independent Board leads to the conclusion that the number of employee Directors must be limited to an arbitrary number. In connection with the merger with GTE Corporation, it was determined to be appropriate for the combined Company Board initially to consist of 16 Directors, one-half of whom had been designated by each pre-merger company and two of whom are executive officers. Following the merger, the Board continues to believe that this composition structure is appropriate in order to facilitate the integration process.

Given the Board's history of independence, the Board continues to be concerned that any Bylaw arbitrarily limiting the number of employee Directors would unnecessarily restrict its flexibility to tailor the number of employee Directors to changing business circumstances. The Board has concluded that it cannot support this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

ITEM 8 ON PROXY CARD:
Mr. C. William Jones, 8411 Aveley Farm Road, Easton, Maryland 21601, owner of 115 shares of the Company's common stock, and Joseph A. Ristuccia and Ann Ristuccia, 3905 Bayview Road / Box 611, Southold, New York 11971, owners of 663 shares of the Company's common stock, propose the following:

"RESOLUTION: The stockholders of Verizon request the Board to adopt and announce a policy that determines future awards of performance-based compensation for executive officers using a measure of earnings per share that does not include non-recurring accounting rule income, particularly "pension credits" resulting from increases in the employee pension fund surplus.

SUPPORTING STATEMENT: Last August, Bloomberg News published an expose, featuring Verizon, with the headline: "U.S. Companies Pad Profits with Market Gains from Pension Funds." The article stated: "Verizon is now the biggest U.S. local phone company. It has another distinction: It inflates its earnings more than any other U.S. company by using gains from its employee pension fund."

Bloomberg revealed that a significant portion of net operating income reported by both Bell Atlantic and GTE (which merged to form Verizon) for 1999 was not cash flow from operations, but rather "pension credits" from paper gains on assets held in the Company pension plan. "In March [2000], Bell Atlantic showed that its pension fund accounted for $846 million, or about 13%, of its 1999 pretax income. At GTE, the gains were even bigger: $1.08 billion, almost 17% of its pretax income for the year," the article reported.

"It's magic money," Robert Monks, a corporate governance expert and former top federal pension regulator under President Ronald Reagan, told Bloomberg. "This fiction of earnings is being built into the expectations of a number of companies."

There are several reasons we believe accounting rule income should not be used to inflate executive pay awards. One is that phantom income from the employee pension fund does nothing to increase cash flow. In practice, the 50% tax on the reversion of surplus pension assets means these paper profits cannot be used to buy back stock, fund capital investments, or for other operating purposes. We believe only stockholders lose when real operating revenue is paid out to reward executives for pumping up pension assets held in a separate legal trust.

Another reason is that it creates short-term incentives contrary to the long-term interest of Verizon stockholders. If incentive pay formulas encourage top executives to renege on early retirement benefits, or to continue skipping the cost-of-living adjustments expected by Verizon retirees, the ability of the Company to recruit and retain experienced employees could be undermined.

In our view, performance-based pay formulas should not encourage top executives to inflate their own compensation at the expense of retirees for whom the pension funds are held in trust. We believe the Board should use our Company's record-high pension surplus for the sole benefit of retirees and workers, as originally intended. Inflation has cut the purchasing power of most retirees' pensions by 25% or more over the last 10 years, while the cost of executive compensation has skyrocketed. Executive officers should not have a personal disincentive to use the pension surplus for much needed and long overdue cost-of-living adjustments.

In summary, we recommend that the Board adopt an explicit policy that excludes accounting rule profit from the calculations of performance-based pay.

We urge you to VOTE FOR this resolution."

BOARD OF DIRECTORS' POSITION:
The Board of Directors has delegated responsibility to its Human Resources Committee to establish the compensation philosophy for Verizon, establish appropriate policies and procedures and oversee the administration of the related plans. All of the members of the HRC are independent directors.

Verizon's compensation philosophy is described in the Report of the HRC on Executive Compensation, which appears starting on page 20. Two of the three principal components of compensation are performance-based and are therefore "at risk." The Board believes that goals established for performance-based compensation should provide incentives for executives to deliver superior performance consistent with the measures recognized by the investment community and in the best interests of the Company and its shareholders.

The HRC establishes the targets that will determine the awards for performance-based compensation. These targets include a range of financial and non-financial performance factors, and each year the HRC assigns relative weighting to those factors. In 2000, the performance factors included revenue growth, net income, customer satisfaction, earnings per share and an individual's personal contribution to the success of Verizon. In order to determine the appropriate awards under the incentive plans, the HRC compares the actual performance, including financial results, to the corresponding targets. The Company's financial results are reported in financial statements prepared in accordance with generally accepted accounting principles. In evaluating those results, the HRC has, and exercises, the discretion to determine whether certain components of the results should be adjusted for compensation purposes.

The Board believes that, in order to continue to determine the appropriate performance-based compensation and, given the continuously changing business and market conditions, the HRC must retain the discretion to make appropriate adjustments. This proposal would arbitrarily limit that discretion and we believe that it is contrary to generally established compensation practices. Accordingly, the Board does not agree with the supporting statement and has concluded that it cannot support the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

--------------------------------------------------------------------------------

                    SUBMISSION OF SHAREHOLDER PROPOSALS AND
                              DIRECTOR NOMINATIONS

Shareholders wishing to have a proposal included in the Company's 2002 Proxy Statement must submit the proposal so that the Corporate Secretary receives it no later than November 12, 2001. SEC rules set forth standards as to which shareholder proposals are required to be included in a proxy statement. Also, in the case of shareholder proposals which are not included in the proxy statement, SEC rules specify that certain requirements contained in the Company's Bylaws need to be followed. The Bylaws require any shareholder wishing to make a nomination for Director or to introduce a proposal or other business at the Company's 2002 Annual Meeting of Shareholders to give the Company advance written notice thereof no later than 90 days prior to the anniversary date of the 2001 Annual Meeting, or January 25, 2002. Shareholders may request a copy of the Bylaws from the Corporate Secretary, Verizon Communications Inc., 1095 Avenue of the Americas, 38th Floor, New York, New York 10036.

                             EXECUTIVE COMPENSATION

                    REPORT OF THE HUMAN RESOURCES COMMITTEE
                           ON EXECUTIVE COMPENSATION

The Human Resources Committee of the Board, referred to as the HRC, is charged with establishing and administering the policies and plans related to compensation for senior managers, including the executives listed in the Summary Compensation Table beginning on page 24 of this Proxy Statement. The individuals listed in that table are referred to as the named executive officers.

In connection with the Bell Atlantic and GTE merger completed on June 30, 2000, the HRC conducted a comprehensive review of the Company's executive compensation programs. The HRC, with the assistance of an outside compensation consultant, surveyed executive compensation levels, plans and policies at 32 companies. These 32 companies will be referred to as the compensation peer companies. The compensation peer companies were selected based on their relative revenue size, number of employees, and industry of operation. Based upon an assessment of the scope of responsibilities of senior management and the levels of compensation at those peer companies, the HRC established post-merger compensation levels, including base salary, annual incentives, and long-term incentives for the Senior Management Group, including the named executive officers.

This report summarizes the philosophy, structure, and compensation levels of the Company's post-merger executive compensation programs for 2000. It also discusses the pre-merger compensation programs maintained separately by Bell Atlantic and by GTE to the extent that they affected compensation that the Senior Manager Group earned prior to the merger.

PHILOSOPHY
The HRC has established the following objectives for the Company's executive compensation program:

  - To attract and retain high-performing executive talent;

  - To achieve key operational and financial goals;

  - To competitively reward key performers for achieving superior returns for shareholders; and

  - To align the financial interests of the Senior Management Group with those of shareholders.

Accordingly, the total compensation of the Senior Management Group has been set at levels which are intended to be competitive with companies of similar size and complexity. The HRC evaluates and approves each component of remuneration (base salary, annual incentives, and long-term incentives) and also approves the total compensation levels. Given Verizon's long-term strategies and the long-term nature of the synergies to be achieved in the merger, the HRC has emphasized long-term pay and performance.

The HRC periodically reviews total compensation and component pay levels at comparable companies. The post-merger program is designed to deliver compensation that is consistent with the 50th percentile of the compensation peer companies for salary and short-term incentives and the 75th percentile for long-term incentive levels.

The compensation paid to the Senior Management Group in 2000 was designed to reflect both individual and Company performance. The programs emphasize a pay-for-performance philosophy. The compensation plans provide incentives for the Senior Management Group to achieve performance that results in continuing improvements in the Company's operational results, financial results, and customer satisfaction levels over both the short term and the long term. The plans have also been designed to reward the creation of shareholder value. The long-term incentive plans provide that a significant portion of incentive compensation is paid in the form of stock options. As a result, the interests of the Company's Senior Management Group are closely aligned with the interests of its shareholders. Therefore, if the shareholders benefit through increased economic value and stock price appreciation, the executives will also benefit.

COMPONENTS OF COMPENSATION
The post-merger compensation structure for the Senior Management Group has three principal components:

  - Salary;

  - A short-term bonus paid in cash which is performance-based and, therefore, at-risk; and

  - A long-term award in the form of stock options and other equity vehicles which is also performance-based and at-risk.

Because two of the three principal components of compensation are performance-based and at risk, the value of the total compensation depends on factors such as the Company's operational and financial performance, customer satisfaction, attaining diversity objectives, individual performance, and stock price. Once the HRC has established a senior manager's salary, that component of compensation is not subject to contingency and is paid in cash. The HRC regularly reviews each of these components of executive compensation and the appropriate proportion of the mix.

SALARY. The salaries of the named executives for 2000 are shown in column (c) of the Summary Compensation Table. Changes in salary depend upon such factors as individual performance, the period of time the senior manager has been in his current position, market changes in the value of that position, and the economic and business conditions affecting Verizon at the time. No increase in base salary for the Senior Management Group is scheduled for 2001. In addition, the HRC recognizes that, from time to time, it is appropriate to enter into agreements with key members of management in order to ensure that Verizon continues to retain the services of these individuals. The agreements for the named executive officers are described beginning on page 29 of this Proxy Statement.

SHORT-TERM INCENTIVE. The amounts shown under "Bonus" in column (d) of the Summary Compensation Table represent the amount of the short-term incentive payments awarded to each of the named executive officers for 2000. The 2000 performance period and measures were divided into two periods: pre-merger and post-merger. Under both the pre-merger and post-merger plans, a performance range was established to determine the level of awards based upon actual performance as measured against objectives. The potential awards can range from zero to a pre-established maximum value. The actual payments are adjusted based upon corporate and individual performance.

PRE-MERGER PERIOD
The amount of the short-term incentive awarded to each named executive officer for the pre-merger period was determined based on the plans in place at each of the respective pre-merger companies.

Former Bell Atlantic Executives
For the first half of 2000, the amount of the short-term incentive awards to the Senior Manager Group, including each named executive officer who was an employee of Bell Atlantic prior to the merger, was determined in part by growth in earnings per share, or EPS, and in part by customer satisfaction levels and diversity indicators. Furthermore, under the Bell Atlantic Short-Term Incentive Plan, the award for a named executive officer who has management responsibilities for a particular line of business or business sector also depends on certain additional financial results and strategic accomplishments of that line of business or business sector.

For the Chief Executive Officer and other senior managers, Bell Atlantic's achievement of financial and other strategic objectives generally had a 75% weighting when determining an individual's short-term incentive award for 2000. Bell Atlantic's success in achieving customer satisfaction had a 25% weighting. The award is also subject to adjustment based on the achievement of customer service thresholds and diversity objectives. Primarily due to the fact that financial performance (in particular EPS after adjustment for non-recurring items) exceeded established objectives, annual bonuses for the first six months of 2000 slightly exceeded target.

Former GTE Executives
Under the GTE Executive Incentive Plan, awards were based on GTE's performance during the first half of 2000 and the performance of the individual's business unit. In general, 70% of the award was determined by achieving financial goals and 30% by achieving strategic/nonfinancial goals The HRC then assigned an overall rating to GTE and each business unit based on performance. These ratings were then used to determine the percentage payout awards for each unit and the individual awards for certain senior executives. For the first half of 2000, the financial measures were generally based on: EPS; revenue growth; net income; earnings before interest, taxes and depreciation (EBITDA); and capital expenditures. In general, the financial results for GTE and most of its business units exceeded established objectives. Accordingly, annual bonuses for the first six months of 2000 exceeded target.

POST-MERGER PERIOD -- VERIZON EXECUTIVES
The amount of the short-term incentive award to each named executive officer for the six months following the merger was determined based on the objectives established for the combined organization. This portion of the short-term incentive program was designed to bring all executives of the merged entity together under one annual incentive program and provide a unified set of objectives. These objectives focused upon financial measures, particularly EPS after adjustment for non-recurring items, and in part on non-financial measures. Verizon exceeded established objectives primarily as a result of financial performance. As a result, annual bonuses for the second six months of 2000 slightly exceeded target.

LONG-TERM INCENTIVE. Prior to the effective date of the merger, certain Bell Atlantic and GTE employees received annual long-term equity grants for 2000 consistent with past practice.

Former Bell Atlantic Executives
For Bell Atlantic executives, the long-term incentive component of compensation consisted solely of stock options granted under the Bell Atlantic 1985 Incentive Stock Option Plan. For 2000, the number of stock options granted was generally based on the recipient's actual base salary multiplied by a long-term incentive percentage applicable to the recipient's compensation band. In certain cases, the HRC then increased or decreased the size of the grant as it deemed appropriate.

Former GTE Executives
Selected GTE employees received grants under the GTE Corporation 1997 Long-Term Incentive Plan, or GTE LTIP. Under the provisions of the GTE LTIP, two types of grants were made in 2000: performance bonuses and stock options.

Senior executives were eligible to receive annual performance bonuses, which are earned during a performance cycle that is typically three years in duration. In February of 2000, GTE senior executives received grants for the three-year performance cycle ending in 2002. In determining awards, actual financial performance over that period is compared to pre-established target levels for the following measures: revenue growth; EPS growth; EBITDA growth; relative total shareholder return; and return on investment.

In addition, senior executives and a substantially larger group of executives received stock options. The stock options represented a majority of the total long-term incentive value.

Verizon Executives
Shortly following the close of the merger, the HRC approved a Founders' Grant of stock options to the Senior Manager Group and other employees of Verizon. The design and structure of the Founders' Grant was based on market data which indicated that many companies make special, broad-based equity grants and significant special management equity grants at the time of mergers. The options granted under the Founders' Grant have an exercise price equal to the fair market value of Verizon's common stock on the date of grant ($43.34), and they will become exercisable three years from the date the merger closed. In conjunction with the Founders' Grant, all senior managers also received a grant of performance share retention units (PSRUs). These grants of options and PSRUs were made to recognize the creation of a new company -- Verizon -- and to retain, energize and motivate employees. One-half of the PSRUs will become payable in increments of 50%, 25%, and 25% on the third year, fourth year, and fifth anniversaries of the closing of the merger. The remaining balance of the PSRUs will become payable on the same time schedule, but only if the Company achieves certain goals for revenue and EPS growth.

SHARE OWNERSHIP
The Company has adopted stock ownership guidelines to encourage each executive to achieve and maintain an appropriate ownership stake in the Company. The ownership levels are based on a multiple of base salary. The guidelines suggest a multiple of 5 times base salary for the CEO (or Co-CEOs) and a multiple of 1 to 4 times base salary for other executives. These guidelines apply to all senior management employees. All named executive officers currently exceed these ownership guidelines.

2000 COMPENSATION FOR THE CO-CHIEF EXECUTIVE OFFICERS
The 2000 compensation of Charles R. Lee, Chairman and Co-Chief Executive Officer, and Ivan G. Seidenberg, President and Co-Chief Executive Officer, was determined in accordance with the plans and policies discussed in this report. Their annual salaries are shown in column (c) of the Summary Compensation Table, and their respective short-term incentive awards are shown under "Bonus" in column (d) of this table. In 2000, Mr. Lee and Mr. Seidenberg received short-term incentive awards of $2,620,800 and $2,577,000, respectively. Since pre- and post-merger performance exceeded the financial objectives, the awards for Messrs. Lee and Seidenberg were paid accordingly. For Mr. Lee, the possible range of a short-term incentive award was $0 to $3,261,500. For Mr. Seidenberg, the possible range of a short-term incentive award was $0 to $3,225,000. For the 2000 short-term incentive award, the HRC determined to apply the corporate rating to Messrs. Lee and Seidenberg as described on page 21 of this Proxy Statement. In February of 2000, Mr. Lee received a grant under the GTE LTIP of 338,672 stock options and 51,606 performance bonus units (both as converted upon merger). The performance bonus units were for the three-year performance bonus cycle ending in 2002. In January of 2000, Mr. Seidenberg received a grant of 529,420 stock options under the Bell Atlantic 1985 Incentive Stock Option Plan. In addition, on September 7, 2000, Mr. Lee and Mr. Seidenberg each received a Founders' Grant of 650,000 stock options and 150,000 PSRUs. The option grants are reported in column (g) of the Summary Compensation Table. The PSRU grants are reported in column (f) of the Summary Compensation Table.

APPLICABLE TAX CODE PROVISION

The HRC has reviewed the potential consequences for Verizon of Section 162(m) of the Internal Revenue Code. Section 162(m) provides that a public company may not deduct compensation in excess of $1 million that is paid to a named executive unless the compensation is "performance based."

The Bell Atlantic 1985 Incentive Stock Option Plan has historically met the
Section 162(m) criteria, but the short-term incentive plan has not met these criteria. To minimize the Section 162(m) limitation on Verizon going forward, the HRC has decided to structure the Verizon long-term and short-term incentive plans so as to qualify compensation paid under those plans as "performance based."

Respectfully submitted,

    Human Resources Committee

          Russell E. Palmer -- Chairperson
          Richard L. Carrion
          Robert F. Daniell
          Joseph Neubauer
          Walter V. Shipley
          John W. Snow

           ---------------------------------------------------------

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Babbio, Vice Chairman and President of the Company, is a Director of ARAMARK Corporation and serves as a member of the compensation committee of the Board of Directors of ARAMARK Corporation. Mr. Neubauer, Chairman and Chief Executive Officer of the Board of Directors of ARAMARK Corporation, serves on the Company's Board of Directors and its Human Resources Committee.

           ---------------------------------------------------------

                              COMPENSATION TABLES

                                                   SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------------------------
                                                                                     Long Term Compensation
                                                                               -----------------------------------
                                                  Annual Compensation                   Awards
                                            --------------------------------   -------------------------   Payouts
                (a)                  (b)      (c)       (d)                       (f)           (g)        -------
                                                                    (e)        Restricted    Securities      (h)         (i)
                                                                Other Annual     Stock       Underlying     LTIP      All Other
             Name and                       Salary     Bonus    Compensation    Award(s)    Options/SARs   Payouts   Compensation
        Principal Position           Year   ($000)    ($000)       ($000)        ($000)      Granted(#)    ($000)       ($000)
---------------------------------------------------------------------------------------------------------------------------------
Charles R. Lee(1)                    2000   1,490.4   2,620.8(3)     87.9(4)    6,614.2(5,6)    988,672(8)             4,304.9(9)
Chairman & Co-CEO                    1999   1,247.7   1,711.5(3)      9.8         547.3(6)     240,000(8)  7,045.3        56.2
                                     1998   1,098.8   1,424.3(3)      2.2         169.8(6)     221,100(8)  1,292.7        49.5
Ivan G. Seidenberg                   2000   1,350.0   2,577.0      148.7(4)     6,562.5(5)   1,179,420                 5,096.3(9)
President & Co-CEO                   1999   1,200.0   2,106.0      228.3                       588,240                 9,620.2
                                     1998     850.0   1,210.4      101.7                       333,340(7)                965.5
Lawrence T. Babbio, Jr.              2000     912.5   1,297.0      115.7(4)     4,375.0(5)   1,016,806                 2,966.4(9)
Vice Chairman &                      1999     750.0     866.3      104.2                       382,022                 2,483.2
President                            1998     718.8     962.4      133.6                       305,304(7)              4,811.5
Michael T. Masin(1)                  2000     928.9(2) 1,343.0(3)    130.2(4)   4,411.5(5,6)    612,016(8)             2,920.2(9)
Vice Chairman &                      1999     838.2(2)   974.8(3)     34.8        304.9(6)     118,600(8)  3,904.8        33.8
President                            1998     779.9(2)   918.9(3)      3.4        107.9(6)     109,300(8)   807.4         33.9
Frederic V. Salerno                  2000     780.0   1,097.0      205.4(4)     4,375.0(5)     711,960                 2,581.1(9)
Vice Chairman & CFO                  1999     750.0     877.5      183.3                       291,060                   626.4
                                     1998     718.8     962.4      108.3                       300,129(7)              5,473.7
Dennis F. Strigl                     2000     712.5   1,212.0      124.4(4)     3,500.0(5)     527,060                 3,490.8(9)
Executive Vice                       1999     550.0     574.0       54.3                       166,834     1,480.8       364.5
President & President --             1998     500.0     575.0       38.8                       162,316(7)                833.3
Domestic Wireless
---------------------------------------------------------------------------------------------------------------------------------

(1) These individuals became executive officers of Verizon upon the merger of GTE Corporation and Bell Atlantic Corporation on June 30, 2000. The table reflects salary paid by GTE during the first 6 months of 2000. For prior years, all salary was paid by GTE, except as noted in footnote 2 below.

(2) The data includes fees received by Mr. Masin for serving as a director of BC TELECOM Inc., a Canadian company in which GTE owned a 50.8% interest during 1998 and January of 1999, and BCT.TELUS Communications Inc., a successor company to BC TELCOM, in which Verizon owns a 26.7% interest. Mr. Masin's salary for 1999 and 1998 includes fees of $16,829 and $18,215, respectively. In 2000, 1999 and 1998, Mr. Masin received deferred stock units of this company valued at: $35,651; $32,725; and $6,505, respectively, which are also included in this column.

(3) The data reflects the amounts the executive officer received under GTE's Executive Incentive Plan. As described in footnote 6, under GTE's Equity Participation Program (EPP), a portion of this amount has been deferred into restricted stock units payable at maturity (generally, a minimum of three years).

(4) These amounts include incremental costs for personal use of Company aircraft by Messrs. Lee, Seidenberg, Babbio, Masin, Salerno, and Strigl in the amounts of: $32,860; $107,708; $80,821; $51,770; $153,275; and $98,640,
    respectively.

(5) The data reflects the dollar value of the one-time grant of restricted stock units based on the closing price of Verizon common stock on September 7, 2000. These units vest over the next five years subject in part to meeting certain performance measures. Additional restricted units are received on each dividend payment date in the same manner as described in footnote 6. Messrs. Lee, Seidenberg, Babbio, Masin, Salerno, and Strigl hold a total of:
    151,033; 151,033; 100,689; 100,689; 100,689; and 80,55l restricted stock units, respectively, which had a dollar value of: $7,570,528; $7,570,528; $5,047,019; $5,047,019; $5,047,019; and $4,037,615, respectively, based upon the closing price of Verizon common stock on December 29, 2000.

(6) The data reflects the dollar value of the matching restricted stock units under the EPP for amounts held in each executive's bonus deferral account. The number of restricted stock units was calculated by dividing the deferred amount by the average closing price of the company's common stock on the New York Stock Exchange Composite Transactions Tape for the 20 consecutive trading days following the release to the public of the company's financial results for the fiscal year in which the bonus was earned. On each dividend payment date, additional restricted stock units are credited to a participant's account. The number of restricted stock units is determined by dividing the dividend that would have been paid on the shares represented by the restricted stock units in the participant's account by the closing price of the company's common stock on the New York Stock Exchange Composite Transactions Tape on the dividend declaration date. Executives received one additional restricted stock unit for every four restricted stock units deferred into the EPP. Messrs. Lee, and Masin each hold a total of: 15,088; and 81,484 restricted stock units, respectively, which had a dollar value of: $756,275; and $4,084,386, respectively, based solely upon the closing price of Verizon common stock on December 29, 2000.

(7) Numbers of options have been adjusted to reflect the two-for-one stock split on June 1, 1998.

(8) For 2000, numbers reflect the conversion of all GTE stock options into Verizon stock options at the ratio of 1.22 Verizon options for each GTE option. The figures for 1999 and 1998 have not been converted; however, had the figures been converted, the number of options for Messrs. Lee and Masin for 1999 and 1998, respectively, would be as follows: 292,800 and 269,742; and 144,692 and 133,346; respectively.

(9) For 2000, the column "All Other Compensation" includes payment of merger retention bonuses for Messrs. Lee, Seidenberg, Babbio, Masin, Salerno, and Strigl in the amounts of: $4,237,800; $3,825,000; $2,165,700; $2,912,500;
    $1,968,800; and $1,627,500, respectively. These bonuses were disclosed in prior proxy statements. Messrs. Seidenberg and Salerno, who previously elected to defer receipt of the bonuses into the Company's Income Deferral Plan, waived their rights to receive their deferred amounts in exchange for the Company's entering into split-dollar insurance arrangements for their benefit. Under these arrangements, the insurance premiums paid by the Company will be ultimately returned to the Company. The present value after-tax costs of these arrangements to the Company are designed to be equivalent to the after-tax costs to the Company of these waived deferred compensation obligations. In addition, the column includes: Company contributions to qualified plans for Messrs. Lee, Seidenberg, Babbio, Masin, Salerno, and Strigl in the amounts of: $7,650; $19,069; $20,400; $7,650;
    $19,400; and $14,700, respectively; contributions by the Company and its related companies to the GTE Executive Salary Deferral Plan of $59,417 for Mr. Lee; Company contributions to the non-qualified Income Deferral Plan accounts of Messrs. Seidenberg, Babbio, Salerno and Strigl in the amounts of: $1,208,320; $780,317; $548,875; and $398,647, respectively; the value of premiums paid by the Company for executive life insurance coverage for Messrs. Seidenberg and Salerno in the amounts of $43,911 and $44,097, respectively; and a contract expiration bonus of $1,450,000 for Mr. Strigl.

--------------------------------------------------------------------------------

The following table provides information as to options and stock appreciation rights (referred to as SARs) exercised by each of the named executive officers during 2000. The table sets forth the value of options and stock appreciation rights held by such officers at year-end measured in terms of the closing price of Verizon common stock on December 29, 2000.

                    AGGREGATED OPTION/SAR EXERCISES IN LAST
                    FISCAL YEAR AND FY-END OPTION/SAR VALUES
--------------------------------------------------------------------------------

          (a)                   (b)                (c)                      (d)                              (e)
                                                                   Number of Securities             Value of Unexercised
                                                                  Underlying Options/SARs         In-the-Money Options/SARs
                               Shares             Value                at FY-End(#)                   at FY-End ($000)
                            Acquired on          Realized      -----------------------------    -----------------------------
         Name               Exercise(#)           ($000)       Exercisable    Unexercisable     Exercisable    Unexercisable
-----------------------------------------------------------------------------------------------------------------------------
Charles R. Lee                  56,120(1)         1,624.4       1,916,986       1,183,872         29,670.6         4,146.4
Ivan G. Seidenberg                   0                  0         929,236       1,682,714          9,763.1         4,559.4
Lawrence T. Babbio, Jr.        421,511            7,421.7         727,694       1,193,486          4,532.6         4,029.4
                                                                   13,500(2)                          40.1(2)
Michael T. Masin                     0                  0         781,450         708,478          9,604.3         2,870.6
Frederic V. Salerno                  0                  0         482,610       1,003,030          3,920.1         3,231.3
Dennis F. Strigl                   899                7.5         165,384         652,564            330.3         2,697.4
                                15,000(3)            90.0(3)
-----------------------------------------------------------------------------------------------------------------------------

(1) SARs were exercised prior to expiration and the gain received upon exercise was deferred into a Stock Option Gain Deferral account.

(2) Options to purchase Class V Common Stock of Grupo Iusacell, S.A. de C.V.

(3) Exercise of options to purchase Class V Common Stock of Grupo Iusacell, S.A. de C.V. in March 2000.
--------------------------------------------------------------------------------

The following table shows all grants of options to the named executive officers during 2000. All share amounts and options shown in the table have been adjusted to reflect the conversion of awards denominated in GTE common stock, options or other stock equivalents into Verizon common stock or common stock equivalents. Verizon common stock, options or stock equivalents have been adjusted to reflect the June 1, 1998 stock split. Pursuant to SEC rules, the table also shows the value of the options granted at the end of the option terms (ten years) if the stock price were to appreciate annually by 5% and 10%, respectively. There is no assurance that the stock price will appreciate at the rates shown in the table. The table also indicates that, if the stock price does not appreciate, the potential realized value of the options granted will be zero.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------

                                                                                         Potential Realizable Value at
                                                                                         Assumed Annual Rates of Stock
                                                                                       Price Appreciation for Option Term
                                               Individual Grants                                     ($000)
                           ---------------------------------------------------------   ----------------------------------
           (a)                  (b)             (c)             (d)          (e)          (f)         (g)         (h)
                               # of          % of Total
                            Securities     Options/ SARs
                            Underlying       Granted to     Exercise or
                           Options/ SARs    Employees in    Base Price    Expiration
Name                          Granted      Fiscal Year(5)     ($/ Sh)        Date         0%          5%          10%
-------------------------------------------------------------------------------------------------------------------------
                                                                                                               ---------
Charles R. Lee                338,672(1)        0.8%          55.8500     2/09/2010        0       11,895.4     30,145.4
                              650,000(4)        1.5%          43.3400     6/30/2010        0       17,716.7     44,897.5

Ivan G. Seidenberg            529,420(2)        1.2%          59.2188     1/25/2010        0       19,716.8     49,966.4
                              650,000(4)        1.5%          43.3400     6/30/2010        0       17,716.7     44,897.5

Lawrence T. Babbio, Jr.       285,490(2)        0.7%          59.2188     1/25/2010        0       10,632.3     26,944.4
                                4,670(3)        0.0%          58.5625     1/27/2002        0           28.0         57.4
                              109,720(3)        0.3%          58.5625     1/22/2006        0        2,185.3      4,957.7
                               70,314(3)        0.2%          44.9375     1/22/2006        0        1,074.6      2,437.9
                               96,612(3)        0.2%          44.9375     1/27/2007        0        1,767.4      4,118.9
                              450,000(4)        1.0%          43.3400     6/30/2010        0       12,265.4     31,082.9
Michael T. Masin              162,016(1)        0.4%          55.8500     2/09/2010        0        5,690.6     14,421.1
                              450,000(4)        1.0%          43.3400     6/30/2010        0       12,265.4     31,082.9

Frederic V. Salerno           261,960(2)        0.6%          59.2188     1/25/2010        0        9,756.0     24,723.7
                              450,000(4)        1.0%          43.3400     6/30/2010        0       12,265.4     31,082.9

Dennis F. Strigl              127,060(2)        0.3%          59.2188     1/25/2010        0        4,732.0     11,991.9
                              400,000(4)        0.9%          43.3400     6/30/2010        0       10,902.6     27,629.2
-------------------------------------------------------------------------------------------------------------------------

(1) One-third of the options are exercisable on February 9, 2001; two-thirds are exercisable on February 9, 2002; and the balance are exercisable on February 9, 2003.

(2) One-third of the options are exercisable on January 25, 2001; two-thirds are exercisable on January 25, 2002; and the balance are exercisable on January 25, 2003.

(3) These options are reload grants that were issued as a result of a stock-for-stock exercise, become exercisable six months following the date of grant, and expire at the end of the term of the original option.

(4) These options become exercisable on June 30, 2003.

(5) In addition to the option grants shown in the table, in 2000, Messrs. Lee and Masin received grants of 51,606 and 26,840 performance share units, respectively, under the GTE LTIP, which is described in the Report of the HRC on Executive Compensation.
--------------------------------------------------------------------------------

                                RETIREMENT PLANS

  FOR EXECUTIVE OFFICERS WHO WERE BELL ATLANTIC EXECUTIVES PRIOR TO THE MERGER
                                    WITH GTE

Messrs. Seidenberg, Babbio, and Salerno, and other Verizon executive officers who were employed by Bell Atlantic prior to the merger, participated in the Bell Atlantic Cash Balance Pension Plan. This plan is a noncontributory, tax-qualified pension plan for salaried employees. Pension benefits under this plan are generally stated as a lump-sum amount. However, participants may elect to have the benefits distributed either as a lump sum or as an annuity. Benefits are computed using a cash balance methodology that provides for salary credits equal to 4 to 7 percent (depending on age and service) on the first $170,000 of annual salary. In addition, monthly interest credits are made to the participant's account balance based on prevailing market yields on certain U.S. Treasury obligations. In order to record these salary and interest credits, the plan administrator maintains a hypothetical account balance for each participant. The following table shows the account balance for each participating named executive officer, as of December 31, 2000. The actual annual Company contribution has been reflected in column (i) of the Summary Compensation Table.

-----------------------------------------------------------------
                  EXECUTIVE                       ACCOUNT BALANCE
-----------------------------------------------------------------
Mr. Seidenberg                                      $1,114,403
Mr. Babbio                                          $1,068,450
Mr. Salerno                                         $1,133,113
-----------------------------------------------------------------

Mr. Strigl does not participate in the Cash Balance Pension Plan.

Pension benefits under the Cash Balance Pension Plan are not subject to reduction for Social Security benefits or other offset amounts. Section 415 of the Internal Revenue Code places certain limitations on pension benefits which may be paid from the trusts of tax-qualified plans, such as the Cash Balance Pension Plan. Pension amounts for certain executive officers that exceed such
Section 415 limitations will be paid from the Company's assets under the Bell Atlantic Senior Management Income Deferral Plan discussed below.

Messrs. Seidenberg, Babbio, Salerno and Strigl, and other Verizon executive officers who were employed by Bell Atlantic prior to the merger, participate in the Bell Atlantic Senior Management Income Deferral Plan. This plan is a nonqualified, unfunded, supplemental retirement and deferred compensation plan under which an individual account is maintained for each participant. The plan allows the participants to defer voluntarily the receipt of up to 100% of their eligible compensation, and also provides retirement and other benefits through Company credits to the participant's account under the plan. Eligible compensation consists of:

(i) a participant's base salary in excess of the Internal Revenue Code limit on compensation for qualified retirement plans (currently $170,000); and

(ii) all of the participant's annual incentive award under the pre-merger Bell Atlantic short-term incentive plan; and

(iii) retention awards or other bonuses which the plan administrator determines are eligible for deferral.

If a participant elects to defer income, the Company provides a matching contribution equal to the rate of match under the qualified savings plan for management employees. In most cases, that rate is 83 1/3% of the first 6% of eligible compensation that is deferred. In addition, for the first 20 years of participation in the plan, the Company automatically makes retirement contributions to a participant's account equal to 32% of the base salary and annual incentive award components of the participant's eligible compensation. Thereafter, the Company makes retirement contributions equal to 7% of such eligible compensation.

The Company maintains an individual account for each participant in the Senior Management Income Deferral Plan. The following table shows the portion of each participating named executive officer's account attributable to the Company's contributions as of December 31, 2000. The actual annual Company contribution has been reflected in column (i) of the Summary Compensation Table.

---------------------------------------------
      EXECUTIVE         COMPANY CONTRIBUTIONS
---------------------------------------------
Mr. Seidenberg               $9,854,500
Mr. Babbio                   $8,609,305
Mr. Salerno                  $8,411,946
Mr. Strigl                   $1,711,990
---------------------------------------------

  FOR EXECUTIVE OFFICERS WHO WERE GTE EXECUTIVES PRIOR TO THE MERGER WITH BELL
                                    ATLANTIC

Messrs. Lee and Masin, and other Verizon executive officers, who were employed by GTE prior to the merger, participate in the GTE defined benefit pension plans. The following table illustrates the estimated annual benefits payable under these plans. The table assumes normal retirement at age 65 and is calculated on a single life annuity basis, based upon final average earnings (integrated with social security as described below) and years of service:

                               PENSION PLAN TABLE

--------------------------------------------------------------------------------
                                        Years of Service
Final Average   ----------------------------------------------------------------
Earnings           15           20            25            30            35
--------------------------------------------------------------------------------
 $  300,000     $ 63,671    $   84,894    $  106,118    $  127,341    $  148,565
    400,000       85,421       113,894       142,368       170,841       199,315
    500,000      107,171       142,894       178,618       214,341       250,065
    600,000      128,921       171,894       214,868       257,841       300,815
    700,000      150,671       200,894       251,118       301,341       351,565
    800,000      172,421       229,894       287,368       344,841       402,315
    900,000      194,171       258,894       323,618       388,341       453,065
  1,000,000      215,921       287,894       359,868       431,841       503,815
  1,200,000      259,421       345,894       432,368       518,841       605,315
  1,500,000      324,671       432,894       541,118       649,341       757,565
  2,000,000      433,421       577,894       722,368       866,841     1,011,315
  2,500,000      542,171       722,894       903,618     1,084,341     1,265,065
  2,750,000      596,546       795,394       994,243     1,193,091     1,391,940
  3,000,000      650,921       867,894     1,084,868     1,301,841     1,518,815
  3,500,000      759,671     1,012,894     1,266,118     1,519,341     1,772,565
  4,000,000      868,421     1,157,894     1,447,368     1,736,841     2,026,315
  4,500,000      977,171     1,302,894     1,628,618     1,954,341     2,280,065
--------------------------------------------------------------------------------

All executive officers who were employed by GTE prior to the merger participate in the GTE Service Corporation Plan for Employees' Pensions. The GTE Service Corporation plan is a noncontributory pension plan for the benefit of all employees of GTE Service Corporation and participating affiliates who are not covered by collective bargaining agreements. It provides a benefit based on a participant's years of service and earnings. Pension benefits provided by the plan are related to basic salary and incentive payments, exclusive of overtime, differentials, certain incentive compensation and other similar types of payments. Pensions are computed on a two-rate formula basis of 1.15% and 1.45% for each year of service, with the 1.15% service credit being applied to that portion of the average annual salary for the five highest consecutive years that does not exceed $33,000, which is the portion of salary subject to the Federal Social Security Act, and the 1.45% service credit being applied to that portion of the average annual salary for the five highest consecutive years that exceeds this level up to the statutory limit on compensation. As of December 31, 2000, the actual years of service credited under the GTE Service Corporation plan for Messrs. Lee and Masin are 17 and 7, respectively.

Section 415 of the Code places certain limitations on pension benefits which may be paid from the trusts of tax-qualified plans, such as the GTE Service Corporation plan. The Company maintains the GTE Excess Pension Plan, which supplements the benefits of any participant in the GTE Service Corporation plan in an amount by which the participant's benefits under the GTE Service Corporation plan are limited by law. In addition, the

Supplemental Executive Retirement Plan provides additional retirement benefits determined in a similar manner as under the GTE Service Corporation plan on compensation accrued under certain management incentive plans as determined by the Human Resources Committee of the Board of Directors.

Benefits under the Supplemental Executive Retirement Plan and the GTE Excess Pension Plan are payable in a lump sum or an annuity.

--------------------------------------------------------------------------------

                             EMPLOYMENT AGREEMENTS

In recognition of the highly competitive environment in the communications industry, the Human Resources Committee recognizes that, from time to time, it is appropriate to enter into agreements with key members of management in order to ensure that Verizon continues to retain the services of these individuals. The Company has entered into agreements with Messrs. Lee, Seidenberg, Babbio, Masin, Salerno, and Strigl. These executives have agreed not to engage in competitive activities or to interfere with Verizon's business relations for a specified period of time following their termination of employment. The agreements provide that each of these executives will also participate in the Company's perquisites program, which includes a flexible spending account, financial planning services, use of Company aircraft and automobile, and certain housing arrangements.

If an executive resigns prior to June 30, 2003, the Founders' Grant of stock options and the restricted stock units awarded in 2000 will be forfeited. If there is a change in control, the Founders' Grant will be immediately exercisable and the unvested restricted stock units that could vest after the change in control will vest and be payable immediately. In addition, if the executive terminates employment following a change in control, he will receive the same benefits as provided in the event of a termination for good reason or a constructive discharge.

The individual agreements are summarized below.

CHARLES R. LEE. Mr. Lee's agreement is effective July 1, 2000 and replaces all prior agreements. It provides that he will continue to be employed as Co-CEO and Chairman of the Board through June 30, 2002. From June 30, 2002 until June 30, 2004, he will serve as the non-employee Chairman of the Board. Mr. Lee's agreement provides for:

- an annual base salary of at least $1,750,000;

- annual short-term bonus between 0 and 2.5 times base salary;

- annual long-term bonus opportunities of at least 8 times base salary beginning in 2001;

- a special long-term performance incentive in a target amount of approximately $10 million (subject to a vesting schedule over the term of employment); and

- purchase of a split-dollar life insurance policy for approximately $6 million.

When Mr. Lee retires on June 30, 2002, his unvested stock options immediately vest and can be exercised until the tenth anniversary of the date they were granted. He will receive financial planning services for two years and will be provided with office space and administrative support for five years after the end of the term of his agreement.

If Mr. Lee's employment is involuntarily terminated without cause:

- he will immediately become vested in any unvested stock options and they will be exercisable for up to 10 years from the date they were granted;

- the portion of the one-time grant of restricted stock units that was due to vest on June 30, 2002, without regard to performance goals, will become payable on the scheduled date. The remaining portions of that grant will become payable if Verizon attains the applicable revenue growth and earnings per share growth goals;

- he will become vested in his long-term performance incentive award;

- he will receive a lump sum cash payment equal to the excess of (A) the sum of
  (1) his unpaid base salary through June 30, 2002, (2) 57.5% of his maximum short-term bonus opportunity from the date of his termination through June 30, 2002, and (3) 100% of his long-term bonus opportunity from the date of his termination through June 30, 2002, over (B) any amounts payable to him under a Company-sponsored severance plan;

- he will receive a lump sum cash payment equal to any unpaid consulting fees;
  and

- he will receive the value of his then-outstanding performance-bonus awards under the long-term incentive plan.

If Mr. Lee terminates employment for good reason or if his employment terminates as a result of his death or disability, he will generally receive the same benefits that he would have received if he were involuntarily terminated without cause. However, in the case of disability, his lump sum payment will be offset by any amounts payable to him under Company-sponsored disability plans.

If Mr. Lee is terminated for cause, he will forfeit the unvested amount of his Founders' Grant and the unvested amount of his one-time grant of 150,000 restricted stock units. He will be eligible to receive any and all compensation and benefits that a similarly situated senior executive would receive upon termination.

Mr. Lee's agreement also provides that he will serve as a consultant to Verizon from June 30, 2002 through June 30, 2004. During this period, Mr. Lee will be an independent contractor and will not be entitled to the benefits generally provided to Verizon employees. He will receive a consulting fee of $250,000 per month and will be provided office space and support as well as use of Company aircraft and financial planning services.

IVAN G. SEIDENBERG. Mr. Seidenberg's agreement was effective January 1, 1999 and was amended and restated as of June 30, 2000. The agreement provides that Mr. Seidenberg will continue to be employed through June 30, 2004 (he will be co-CEO until June 30, 2002 and thereafter he will be CEO). His agreement provides for:

- an annual base salary of at least $1,200,000;

- annual short-term bonus between 0 and 2.25 times base salary;

- annual long-term bonus opportunities of at least 2.5 times base salary; and

- a special long-term performance incentive in a target amount of approximately $10 million (subject to a vesting schedule over the term of employment).

In November 2000, the HRC reviewed Mr. Seidenberg's salary, and short- and long-term bonus opportunities. At that time the HRC decided to increase (i) his base pay to $1,500,000, (ii) his short-term bonus to between 0 and 2.5 times base salary, and (iii) his long-term bonus opportunity to at least 8 times base salary.

If Mr. Seidenberg retires, resigns, or is discharged for cause, he forfeits his right to all compensation and benefits other than the credits to the Income Deferral Plan and he will remain eligible for any and all compensation and benefits for which a similarly situated senior executive would receive upon termination.

If Mr. Seidenberg's employment is involuntarily terminated without cause or is constructively discharged, he will receive for the longer of the remaining term of the agreement or for the period ending three years after his termination:

- monthly payments equal to the monthly salary he would have received increased by at least 5% annually;

- annual payments equal to the short-term bonus he would have been entitled to receive;

- vested rights in the special long-term incentive payment;

- an annual grant of stock options equal to 2.5 times his annual base salary increased by at least 5% annually; and

- the excess, if any, of the remuneration earned by the Company's Chairman and Chief Executive Officer during this period over the amounts paid to Mr. Seidenberg pursuant to his agreement.

If Mr. Seidenberg's employment is terminated as a result of his death or disability, he will generally receive the same benefits that he would receive if he were involuntarily terminated without cause. However, no payments will be made after June 30, 2004. In the case of disability, the monthly payments in lieu of salary and annual payments in lieu of short-term bonuses will be offset by any amounts payable under Company-sponsored disability plans.

LAWRENCE T. BABBIO, JR. Mr. Babbio's agreement is effective July 1, 2000, through June 30, 2003 and replaces all prior agreements. The terms of the agreement renew automatically so that the agreement always has a term of at least two years. His agreement provides for:

- an annual base salary of at least $1,000,000;

- annual short-term bonus between 0 and 2 times base salary;

- annual long-term bonus opportunities of at least 5 times base salary beginning in 2001; and

- a one-time retention bonus equal to (i) 100% of his annual base salary, (ii) 50% of his maximum short-term bonus opportunity, and (iii) 100% of his long-term bonus opportunity, if continuously employed by Verizon through June 30, 2001.

If Mr. Babbio resigns or retires, his salary, benefits, and perquisites cease to accrue. He will be entitled to any benefits that would be provided to a similarly situated senior executive upon termination. In addition, any unvested stock options, other than the Founders' Grant, immediately vest and can be exercised for five years (subject to the maximum term of the option).

If Mr. Babbio's employment is involuntarily terminated without cause, he will receive a lump sum payment equal to (i) his base salary, (ii) the greater of 50% or the percentage awarded in the immediately preceding year of his maximum short-term bonus opportunity, and (iii) 100% of his long-term bonus opportunity for the remaining term of employment. This amount will be in lieu of any payments made under a Company-sponsored severance plan. In addition:

- all of his outstanding stock options will vest immediately and will be exercisable for five years or, if later, until June 30, 2008 (subject to the maximum term of the option); and

- the portion of the one-time grant of restricted stock units that was due to vest on June 30, 2003, without regard to performance goals, will become payable on the scheduled date. The remaining portions of that grant will become payable if Verizon attains the applicable revenue growth and earnings per share growth goals.

If Mr. Babbio terminates employment for good reason or if his employment terminates as a result of his death or disability, he will generally receive the same benefits he would have received if he were involuntarily terminated without cause. However, his lump sum payment will be offset by amounts payable to him under any Company-sponsored disability plans.

If Mr. Babbio is terminated for cause, all salary and benefits will cease, and he will be eligible for any benefits otherwise provided to a similarly situated senior executive upon termination.

MICHAEL T. MASIN. Mr. Masin's agreement is effective July 1, 2000, through June 30, 2003 and replaces all prior agreements. The terms of the agreement renew automatically so that the agreement always has a term of at least two years. His agreement provides for:

- an annual base salary of not less than $925,000;

- annual short-term bonus between 0 and 2 times base salary;

- annual long-term bonus opportunities of at least 5 times base salary beginning in 2001; and

- a one-time retention bonus equal to (i) 100% of his annual base salary, (ii) 50% of his maximum short-term bonus opportunity, and (iii) 100% of his long-term bonus opportunity, if continuously employed by Verizon through June 30, 2001.

If Mr. Masin resigns or retires his salary, benefits, and perquisites will cease to accrue. He will be entitled to any benefits that would be provided to a similarly situated senior executive upon termination. His unvested stock options, other than the Founders' Grant, immediately vest and can be exercised for five years (subject to the maximum term of the option).

If Mr. Masin's employment is involuntarily terminated without cause, he will receive a lump sum payment equal to (i) his base salary, (ii) the greater of 50% or the percentage awarded in the immediately preceding year of his maximum short-term bonus opportunity, and (iii) 100% of his long-term bonus opportunity for the remaining term of employment. This amount will be in lieu of any payments made under a Company-sponsored severance plan. In addition:

- all of his outstanding stock options will vest immediately and will be exercisable for five years (subject to the maximum term of the option); and

- the portion of the one-time grant of restricted stock units that was due to vest on June 30, 2003, without regard to performance goals, will become payable on the scheduled date. The remaining portions of that grant will become payable if Verizon attains the applicable revenue growth and earnings per share growth goals.

If Mr. Masin terminates employment for good reason or if his employment terminates as a result of his death or disability, he will generally receive the same benefits he would have received if he was involuntarily terminated without cause. However, his lump sum payment will be offset by amounts payable to him under any Company-sponsored disability plans.

If Mr. Masin is terminated for cause, all salary and benefits will cease, and he will be eligible for any benefits otherwise provided to a similarly situated senior executive upon termination.

FREDERIC V. SALERNO. Mr. Salerno's agreement is effective July 1, 2000, through June 30, 2003 and replaces all prior agreements. His agreement provides for:

- an annual base salary of not less than $810,000;

- annual short-term bonus between 0 and 2 times base salary; and

- annual long-term bonus opportunities of at least 5 times base salary beginning in 2001.

If Mr. Salerno resigns or retires, his salary, benefits, and perquisites cease to accrue. He will be entitled to any benefits that would be provided to a similarly situated senior executive upon termination. All unvested stock options, other than the Founders' Grant, immediately vest and can be exercised for five years (subject to the maximum term of the option).

If Mr. Salerno's employment is involuntary terminated without cause, he will receive a lump sum payment equal to (i) his base salary, (ii) the greater of 50% or the percentage awarded in the immediately preceding year of his maximum short-term bonus opportunity, and (iii) 100% of his long-term bonus opportunity for the greater of two years or the remaining term of employment. This amount will be in lieu of any payments made under a Company-sponsored severance plan. In addition:

- all outstanding stock options will vest immediately and can be exercised for five years or, if later, until June 30, 2006 (subject to the maximum term of the option); and

- the portion of the one-time grant of restricted stock units that was due to vest on June 30, 2003, without regard to performance goals, will become payable on the scheduled date. The remaining portions of that grant will become payable if Verizon attains the applicable revenue growth and earnings per share growth goals.

If Mr. Salerno terminates employment for good reason or if his employment terminates as a result of his death or disability, he will generally receive the same benefits he would have received if he were involuntarily terminated without cause. However, his lump sum payment will be offset by amounts payable to him under any Company-sponsored disability plans.

If Mr. Salerno is terminated for cause, all salary and benefits will cease, and he will be eligible for any benefits otherwise provided to a similarly situated senior executive upon termination.

DENNIS F. STRIGL. Mr. Strigl's agreement is effective July 1, 2000, through June 30, 2003 and replaces all prior agreements. The terms of the agreement renew automatically so that the agreement always has a term of at least two years. His agreement provides for:

- an annual base salary of not less than $750,000, and, effective January 1, 2002, not less than $800,000;

- annual short-term bonus between 0 and 2 times base salary;

- annual long-term bonus opportunities of at least 5 times base salary beginning in 2001; and

- a one-time retention bonus equal to (i) 100% of his annual base salary, (ii) 50% of his maximum short-term bonus opportunity, and (iii) 100% of his long-term bonus opportunity, if continuously employed by Verizon Wireless through June 30, 2001.

If Mr. Strigl voluntarily terminates employment, all salary, benefits, and perquisites will cease, and he will be entitled to any benefits otherwise provided to a similarly situated senior executive upon termination. In addition, he will forfeit all unvested stock options and unvested restricted stock units.

If Mr. Strigl retires, his salary, benefits, and perquisites will cease. He will be entitled to any benefits that would be provided to a similarly situated senior executive upon retirement. His unvested stock options, other than the Founders' Grant, immediately vest and can be exercised for five years (subject to the maximum term of the option).

If Mr. Strigl's employment is involuntarily terminated without cause, he will receive a lump sum payment equal to (i) his base salary, (ii) 50% of his maximum short-term bonus opportunity, and (iii) 100% of his long-term bonus opportunity for the remaining term of employment. This amount will be in lieu of any payments made under a Company-sponsored severance plan. In addition:

- all outstanding stock options will vest immediately and can be exercised for five years (subject to the maximum term of the option); and

- the portion of the one-time grant of restricted stock units that was due to vest on June 30, 2003, without regard to performance goals, will become payable on the scheduled date. The remaining portions of that grant will become payable if Verizon attains the applicable revenue growth and earnings per share growth goals.

If Mr. Strigl terminates employment for good reason or if his employment terminates as a result of his death or disability, he will generally receive the same benefits he would have received if he was involuntarily terminated without cause. However, his lump sum payment will be offset by amounts payable to him under any Company-sponsored disability plans.

If Mr. Strigl is terminated for cause, all salary and benefits will cease, and he will be eligible for any benefits otherwise provided to a similarly situated senior executive upon termination.

                  SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

The Human Resources Committee of the Board has instituted stock ownership guidelines for all executive officers. Under these guidelines, by the end of a five-year period each of the Co-Chief Executive Officers is encouraged to acquire and hold Company shares with a value of five times each individual's base salary then in effect; other executive officers, depending upon their position, are encouraged to acquire and hold shares having a value of one to four times salary. The HRC reviews stock ownership on an annual basis. Board guidelines encourage Directors of the Company to hold a minimum of 5,000 shares, to be acquired over a period of up to five years.

On January 31, 2001, there were approximately 2.7 billion shares of Verizon Communications Inc. common stock outstanding. The table below sets forth information as of January 31, 2001 regarding: (a) the shares of Verizon common stock beneficially owned (including shares held in the Company's employee savings plans) by the named executive officers, each Director and all executive officers and Directors as a group; (b) the total Verizon stock-based holdings of the named individuals and the group; and (c) the shares which may be acquired within 60 days pursuant to the exercise of stock options by the named individuals and the group. The shares shown in this table, in the aggregate, represent less than one percent of the total outstanding shares of Verizon. Except as otherwise noted, each individual and/or his or her family member(s) have sole or shared voting and/or investment power with respect to the securities.

The middle column of the table combines beneficial ownership of shares of Verizon common stock through holdings of (i) deferred stock units by non-employee Directors (which are payable in cash or shares of Verizon common stock at the election of the Director and are accrued under deferred compensation plans) and by executive officers (which are payable in cash pursuant to deferrals under the Bell Atlantic Income Deferral Plan, the GTE Executive Salary Deferral Plan, the GTE Executive Incentive Plan and the GTE Long-Term Incentive Plan); and (ii) restricted stock units by executive officers (which are payable in shares of Verizon common stock under the GTE Equity Participation Program).

-----------------------------------------------------------------------------------------------------
                                                          SHARES       BENEFIT PLAN       OPTIONS
                                                       BENEFICIALLY    STOCK-BASED      EXERCISABLE
NAME                                                      OWNED        HOLDINGS(3)     WITHIN 60 DAYS
-----------------------------------------------------------------------------------------------------
NAMED EXECUTIVE OFFICERS:
Charles R. Lee*                                        246,492(1)         290,343        2,127,476
Ivan G. Seidenberg*                                       88,868          475,002        1,410,487
Lawrence T. Babbio, Jr.                                  275,246          165,692        1,182,058
Michael T. Masin                                           6,010          178,907          883,686
Frederic V. Salerno                                       35,319          198,824          762,137
Dennis F. Strigl                                          57,413          106,462          285,717

OTHER DIRECTORS:
James R. Barker                                            5,124          120,454               --
Edward H. Budd                                             5,985           35,695               --
Richard L. Carrion                                         2,522            4,167           16,250
Robert F. Daniell                                          3,815           13,995               --
Helene L. Kaplan                                          11,440              808           16,250
Sandra O. Moose                                              696(2)        12,216               --
Joseph Neubauer                                              525           20,210           57,000
Thomas H. O'Brien                                          3,163           29,958           45,000
Russell E. Palmer                                          2,684           11,554               --
Hugh B. Price                                              1,290            1,999           16,250
Walter V. Shipley                                         12,798               --           16,250
John W. Snow                                               2,962            5,140               --
John R. Stafford                                          13,126            4,168           16,250
Robert D. Storey                                             854           15,587               --

All of the above and other Executive Officers as a
  group                                                  816,580        1,940,895        7,558,128
-----------------------------------------------------------------------------------------------------

(*) Also serves as a Director.

(1) Excludes 31,427 shares held in a family trust as to which Mr. Lee disclaims beneficial ownership.

(2) Excludes 1,500 shares held in a family trust as to which Ms. Moose disclaims beneficial ownership.

(3) Shares held under deferred compensation plans may not be voted or transferred.
--------------------------------------------------------------------------------

GRUPO IUSACELL STOCK

The following table indicates the number of Class V Common Shares of Grupo Iusacell, S.A. de C.V. beneficially owned as of January 31, 2001, by the named executive officers, each Director and all executive officers and Directors as a group. Two indirect subsidiaries of the Company own an aggregate of 3.94% of the outstanding Class V Common Shares of Grupo Iusacell and the remaining Class V Common Shares of Grupo Iusacell are owned by a private investment group, a Grupo Iusacell employee benefit plan and the public. Three indirect subsidiaries of the Company own an aggregate of 68.45% of the outstanding Class A Common Shares of Grupo Iusacell and the remaining Class A Common Shares of Grupo Iusacell are owned by a private investment group. The amounts shown in the following table represent less than 1% of the outstanding Class V Common Shares of Grupo Iusacell as of January 31, 2001.

------------------------------------------------------------------------------------
                                                              GRUPO IUSACELL CLASS V
                                                                  COMMON SHARES
NAME                                                          BENEFICIALLY OWNED(1)
------------------------------------------------------------------------------------
Lawrence T. Babbio, Jr.                                            13,500(2)
Dennis F. Strigl                                                      15,000
All Directors and Executive Officers as a group                       28,500
------------------------------------------------------------------------------------

(1) All of the following Class V Common Shares of Grupo Iusacell are owned in the form of American Depositary Shares, each representing 10 Class V Common Shares of Grupo Iusacell.

(2) Options to purchase Class V Common Shares exercisable within 60 days.
--------------------------------------------------------------------------------

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SEC rules require the Company to disclose late filings of stock transaction reports by its executive officers and Directors. Based solely on a review of reports filed by the Company on these individuals' behalf and written representations from them that no other reports were required, all Section 16(a) filing requirements have been met during calendar year 2000.

                            STOCK PERFORMANCE GRAPHS

 COMPARISON OF FIVE-YEAR TOTAL RETURN AMONG VERIZON, OTHER RHCS, S&P TELEPHONE
                         INDEX AND S&P 500 STOCK INDEX
[STOCK PERFORMANCE LINE GRAPH]

DATA POINTS IN DOLLARS*

AT DECEMBER 31,                               VERIZON               OTHER RHCS           S&P TELEPHONE             S&P 500
-----------------------                       -------               ----------           -------------             -------
1995                                           100.00                 100.00                 100.00                 100.00
1996                                           101.30                  98.40                 101.00                 122.90
1997                                           148.30                 140.50                 141.50                 163.90
1998                                           181.80                 226.60                 207.80                 210.80
1999                                           212.50                 234.30                 219.10                 255.20
2000                                           177.80                 245.60                 193.30                 231.90

---------------
* Assumes $100 invested on December 31, 1995.

The Company's previous peer group was comprised of the other regional holding companies, BellSouth Corporation, SBC Communications Inc., and U S WEST Inc., which, like the Company, commenced operations on January 1, 1984, following a court-approved divestiture of certain assets of the Bell System. For purposes of the total return calculation, data for U S WEST, Inc. common stock includes the performance of its predecessor tracking stocks (U S WEST Communications Group common stock and U S WEST Media Group common stock), as well as the common stock of MediaOne Group, Inc. which resulted from a June 12, 1998 spin off. Due to the acquisition of both U S WEST, Inc. and MediaOne Group, Inc. in 2000 by companies not in the peer group, results for both companies are included only through the full month prior to their acquisitions. As a result of these acquisitions, only two companies remain in the original peer group. Accordingly, a new peer group, the Standard & Poor's Telephone Index, has been selected and added to the comparison above. The S&P Telephone Index, which was the peer group previously utilized by GTE Corporation, is a capitalization-weighted index of stocks designed to measure the performance of the telephone sector of the Standard & Poor's 500 Stock Index. The S&P Telephone Index currently includes the stocks of Alltel Corp., BellSouth Corporation, CenturyTel Inc., Qwest Communications International Inc., SBC Communications Inc., and Verizon Communications Inc.

The following supplemental table presents a comparison of the Company's stock performance with that of the S&P 500 Stock Index since the Company commenced operations. None of the elements of executive compensation reported above were determined on the basis of this comparison.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                       OF VERIZON AND S&P 500 STOCK INDEX
                   FROM DIVESTITURE THROUGH DECEMBER 31, 2000
     [COMPARISON OF CUMULATIVE TOTAL RETURN/VERIZON AND S&P 500 BAR GRAPH]

-------------
Verizon                        1313%
S&P 500                        1197%

--------------------------------------------------------------------------------

                                 OTHER BUSINESS

The Company is not aware of any other matters that will be presented at the Annual Meeting. If other matters are properly introduced, the Proxy Committee will vote the shares it represents in accordance with its judgment.

By Order of the Board of Directors

Marianne Drost
Senior Vice President,
  Deputy General Counsel and
  Corporate Secretary

March 12, 2001

                                                                      APPENDIX A
--------------------------------------------------------------------------------

                            AUDIT COMMITTEE CHARTER
          OF THE AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS

ROLE. The primary function of the Audit Committee is to act on behalf of the Board of Directors in fulfilling its oversight responsibilities related to the Corporation's controls, reporting, and audit functions. Consistent with this oversight function, the Audit Committee shall authorize investigations into any matters within the Committee's responsibilities and, in doing so, have full access to the Corporation's records, employees, and independent auditor (with or without the presence of management).

STRUCTURE. The Audit Committee shall have at least three members and shall consist solely of independent Directors, consistent with the listing standards of the New York Stock Exchange. All members of the Committee shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee. One or more of the members shall be a current or former leader of a business enterprise or shall otherwise have experience in overseeing financial matters. The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate.

RELATIONSHIP WITH INDEPENDENT AND INTERNAL AUDITORS. The Committee and Board of Directors have the ultimate responsibility to select, evaluate and, where appropriate, replace the independent auditor (subject to shareholder approval). The independent auditor in its capacity as an independent public accountant, shall be responsible to the Board of Directors and the Audit Committee.

Internal Audit shall be responsible to the Board of Directors through the Audit Committee.

Periodically, the Committee will meet with the independent auditor and with internal auditors out of the presence of management.

RESPONSIBILITIES AND DUTIES. The Committee's responsibility is oversight and it recognizes that management of the Corporation is responsible for preparing the Corporation's financial statements and maintaining effective internal controls and that the independent auditor is responsible for auditing the Corporation's financial statements.

Management and the independent auditor have more knowledge and more detailed information about the Corporation than do Committee members. Accordingly, in carrying out its oversight responsibilities, the Committee will be relying on expertise of Management and the independent auditor.

To fulfill this oversight responsibility, the Audit Committee should receive reports from management and the independent auditor to assess:

Risk Management and Controls.

- The Corporation's business risk management process and the adequacy of the overall control environment, including controls in selected areas representing financial reporting and significant financial or business risk.

- The Annual Scope and Plans of the independent and internal auditors.

- Report on the activities of the Verizon Management Audit Committee.

Financial Reporting.

- Receive reports of management and the independent auditor on the annual financial statements and related footnotes and the opinion of the independent auditor with respect to the financial statements.

- Receive reports of management and the independent auditor on any significant events, transactions, changes in accounting estimates, and changes in important accounting principles and their application, affecting the quality of the Corporation's quarterly financial reporting. The Chair of the Committee may represent the entire Committee for this purpose.

Internal Audit Responsibilities.

- Receive reports on the Audit Plan and the process to develop the Plan.

- Receive reports on the status of significant findings, recommendations, and management's responses.

- Review the charter, activities, organizational structure, and credentials of the Internal Audit department.

Independent Audit Responsibilities.

- Ensure that the independent auditor submits, on a periodic basis, a formal written statement delineating all relationships between the independent auditor and the Corporation, as required by the Independence Standards Board, Standard Number One. The Audit Committee is then responsible for actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and for recommending that the Board of Directors take appropriate action, in response to the independent auditor's report, to satisfy itself of the independent auditor's independence.

- Review matters related to the conduct of the annual audit, which are required to be communicated by SAS 61 and other Generally Accepted Auditing Standards.

- Conduct the annual discussion with the independent auditor on the quality and acceptability of the Corporation's accounting principles.

- Review the independent auditor's management letter.

Ethical, Legal and Regulatory Compliance Matters.

- The Corporation's processes regarding compliance with applicable laws, regulations, and its Code of Business Conduct, including those matters that could have a significant impact on the financial statements, compliance with policies, and reports from regulators.

- Policies and procedures with respect to Executive Officers' expense accounts and perquisites, including their use of corporate assets (consider the results of any review of these areas by the internal auditors).

- Significant conflicts of interest and related-party transactions.

The adequacy of this Charter annually.

REPORTS. The Committee will report to the Board, at least annually, with respect to its activities, including the recommendation of the independent auditor. The Committee shall report to shareholders in the Corporation's proxy statement for its annual meeting, whether the Committee has satisfied its responsibilities under this charter.

                                                                      APPENDIX B
--------------------------------------------------------------------------------

                          VERIZON COMMUNICATIONS INC.
                            LONG-TERM INCENTIVE PLAN

                                    CONTENTS


Article 1. Restatement, Objectives, and Duration............   B-2
Article 2. Definitions......................................   B-2
Article 3. Administration...................................   B-4
Article 4. Shares Subject to the Plan and Maximum Awards....   B-5
Article 5. Eligibility and Participation....................   B-6
Article 6. Stock Options....................................   B-6
Article 7. Restricted Stock and Restricted Stock Units......   B-7
Article 8. Performance Units and Performance Shares.........   B-8
Article 9. Other Awards.....................................   B-9
Article 10. Award Agreements................................   B-9
Article 11. Performance Measures............................  B-10
Article 12. Beneficiary Designation.........................  B-10
Article 13. Deferrals.......................................  B-11
Article 14. No Right to Employment or Participation.........  B-11
Article 15. Change in Control...............................  B-11
Article 16. Amendment, Modification, and Termination........  B-11
Article 17. Withholding.....................................  B-11
Article 18. Successors......................................  B-12
Article 19. Legal Construction..............................  B-12

ARTICLE 1. RESTATEMENT, OBJECTIVES, AND DURATION

1.1 RESTATEMENT OF THE PLAN. Verizon Communications Inc., a Delaware corporation (hereinafter referred to as the "Company"), hereby amends and restates the Bell Atlantic 1985 Incentive Stock Option Plan, as in effect on January 1, 2001. This amended and restated plan shall be known as the "Verizon Communications Inc. Long-Term Incentive Plan" (hereinafter referred to as the "Plan"), as set forth in this document as amended from time to time. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Other Awards, including Stock Appreciation Rights.

The amended and restated Plan shall be effective on the date the Company's shareholders first approve the Plan (the "Effective Date"), and shall remain in effect as provided in Section 1.3 hereof.

1.2 OBJECTIVES OF THE PLAN. The objectives of the Plan are to optimize the profitability and growth of the Company through long-term incentives that are consistent with the Company's goals and that link the interests of Participants to those of the Company's shareholders; to provide Participants with incentives for excellence in individual performance; to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success; and to allow Participants to share in the success of the Company.

1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Article 16 hereof, until all Shares subject to the Plan shall have been purchased, acquired, or forfeited, and all cash Awards shall have been paid or forfeited, pursuant to the Plan's provisions. In no event, however, may an Award be granted more than ten (10) years after the Effective Date.

ARTICLE 2. DEFINITIONS

Whenever the following terms are used in the Plan, with their initial letter(s) capitalized, they shall have the meanings set forth below:

     2.1 "AWARD" means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, or Other Awards.

     2.2 "AWARD AGREEMENT" means an agreement entered into by the Company and a Participant, or another instrument prepared by the Company in lieu of such an agreement, setting forth the terms and conditions applicable to an Award pursuant to Article 10 hereof.

     2.3 "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as amended from time to time, or any successor rule.

     2.4 "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

     2.5 "CHANGE IN CONTROL" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if:

        (a) Any Person becomes a Beneficial Owner of shares of one or more classes of stock of the Company representing twenty percent (20%) or more of the total voting power of the Company's then outstanding voting stock; or

        (b) The Company and any Person consummate a merger, consolidation, reorganization, or other business combination; or

        (c) The Board adopts resolutions authorizing the liquidation or dissolution, or sale to any Person of all or substantially all of the assets, of the Company.

       Notwithstanding the provisions of Section 2.5 (a), (b), and (c) hereof, a Change in Control shall not occur if:

        (i) The Company's voting stock outstanding immediately before the consummation of the transaction will represent no less than forty-five percent (45%) of the combined voting power entitled to vote for the election of directors of the surviving parent corporation immediately following the consummation of the transaction; and

        (ii) Members of the Incumbent Board will constitute at least one-half of the board of directors of the surviving parent corporation; and

        (iii) The Chief Executive Officer or co-Chief Executive Officer of the Company will be the chief executive officer or co-chief executive officer of the surviving parent corporation; and

        (iv) The headquarters of the surviving parent corporation will be located in New York, New York.

       For the purposes of this Section 2.5, "Person" means any corporation, partnership, firm, joint venture, association, individual, trust, or other entity, but does not include the Company or any of its wholly-owned or majority-owned subsidiaries, employee benefit plans, or related trusts; and "Incumbent Board" means those persons who either (A) have been members of the Board of Directors of the Company since June 30, 2000, or (B) are new Directors whose election by the Board of Directors or nomination for election by the shareholders of the Company was approved by a vote of at least three-fourths of the members of the Incumbent Board then in office who either were Directors described in clause (A) hereof or whose election or nomination for election was previously so approved, but shall not include any Director elected as a result of an actual or threatened solicitation of proxies by any Person.

     2.6 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     2.7 "COMMITTEE" means the Human Resources Committee of the Board or any other committee appointed by the Board to administer the Plan and Awards to Participants who are Employees, as specified in Article 3 hereof.

     2.8 "COMPANY" means Verizon Communications Inc., a Delaware corporation, and any successor thereto as provided in Article 18 hereof.

     2.9   "DIRECTOR" means any individual who is a member of the Board.

     2.10  "EFFECTIVE DATE" shall have the meaning ascribed to such term in
           Section 1.1 hereof.

     2.11 "EMPLOYEE" means any employee of the Company or of a Subsidiary. Directors who are employed by the Company or by a Subsidiary shall be considered Employees under the Plan.

     2.12 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

     2.13 "FAIR MARKET VALUE" means the average of the high and low sales prices of Shares on the principal securities exchange on which the Shares are traded or, if there are no such sales on the relevant date, then the average of the high and low sales prices of Shares on the date or dates that the Committee determines, in its sole discretion, to be appropriate for purposes of valuation.

     2.14 "FREESTANDING SAR" means an SAR that is granted independently of any Option, as described in Sections 9.2 through 9.6 hereof.

     2.15 "INCENTIVE STOCK OPTION" or "ISO" means an Option that is designated by the Committee as an Incentive Stock Option.

     2.16 "INSIDER" means an individual who is, on the relevant date, subject to the reporting requirements of Section 16(a) of the Exchange Act.

     2.17 "1985 PLAN" means the Bell Atlantic 1985 Incentive Stock Option Plan, as in effect on January 1, 2001.

     2.18 "NON-EMPLOYEE DIRECTOR" means (a) a Director who is not an Employee or (b) a member of the board of directors (or comparable governing body) of a Subsidiary who is not an Employee.

     2.19 "NONQUALIFIED STOCK OPTION" or "NQSO" means an Option that is not designated by the Committee as an Incentive Stock Option.

     2.20 "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to Article 6 hereof.

     2.21 "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option, as provided in Section 6.2 hereof.

     2.22  "OTHER AWARD" means an Award granted to a Participant pursuant to
           Article 9 hereof.

     2.23 "PARTICIPANT" means an Employee or Non-Employee Director who has been selected to receive an Award or who holds an outstanding Award.

     2.24 "PERFORMANCE-BASED EXCEPTION" means the performance-based exception from the tax deductibility limitation imposed by Code Section 162(m), as set forth in Code Section 162(m)(4)(C).

     2.25 "PERFORMANCE PERIOD" means the period during which performance goals must be met for purposes of Article 8 hereof.

     2.26 "PERFORMANCE SHARE" means an Award granted pursuant to Article 8 hereof, which, on the date of grant, shall have a value equal to the Fair Market Value of a Share on that date.

     2.27 "PERFORMANCE UNIT" means an Award granted pursuant to Article 8 hereof, which shall have an initial value established by the Committee on the date of grant.

     2.28 "PLAN" means the Verizon Communication Inc. Long-Term Incentive Plan as set forth herein and as it may be amended from time to time.

     2.29 "RELOAD OPTION" means an Option granted pursuant to Section 6.5 hereof.

     2.30 "RESTRICTED STOCK" means an Award granted pursuant to Section 7.1 hereof.

     2.31  "RESTRICTED STOCK UNIT" means an Award granted pursuant to Section
           7.5 hereof.

     2.32 "RESTRICTION PERIOD" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or the occurrence of other events determined by the Committee in its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7 hereof.

     2.33  "SHARE" means a share of common stock of the Company.

     2.34 "SHARE POOL" means the number of Shares available under Section 4.1 hereof, as adjusted pursuant to Sections 4.2 and 4.3 hereof.

     2.35 "STOCK APPRECIATION RIGHT" or "SAR" means an Award, granted either alone or in connection with a related Option, pursuant to the terms of Sections 9.2 through 9.6 hereof.

     2.36 "SUBSIDIARY" means (a) a corporation, partnership, joint venture, or other entity in which the Company has an ownership interest of at least fifty percent (50%), and (b) any corporation, partnership, joint venture, or other entity in which the Company holds an ownership interest of less than fifty percent (50%) but which, in the discretion of the Committee, is treated as a Subsidiary for purposes of the Plan.

     2.37 "TANDEM SAR" means an SAR granted with respect to a Share pursuant to Sections 9.2 through 9.6 hereof in connection with a related Option, under which (a) the exercise of the SAR with respect to the Share shall cancel the right to purchase such Share under the related Option and (b) the purchase of the Share under the related Option shall cancel the right to exercise the SAR with respect to such Share.

ARTICLE 3. ADMINISTRATION

3.1 GENERAL. Except as otherwise determined by the Board in its discretion, the Plan shall be administered by the Committee, which shall consist exclusively of two (2) or more nonemployee directors within the meaning of the rules promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act who also qualify as outside directors within the meaning of Code Section 162(m) and the related regulations under the Code. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee shall have the authority to delegate administrative duties, including the authority to respond to and decide claims or appeals under the Plan and to interpret the Plan terms, to the Executive Vice President-Human Resources of the Company. The Committee may not delegate its authority with respect to (a) non-ministerial actions with respect to Insiders; (b) non-ministerial actions with respect to Awards that are intended to qualify for the Performance-Based Exception; and (c) certifying that any performance goals and other material terms attributable to Awards intended to qualify for the Performance-Based Exception have been satisfied.

3.2 AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions hereof, the Committee shall have full power in its discretion to select Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into or issued under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 16 hereof) amend the terms and conditions of any outstanding Award as provided in the Plan. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. With respect to the Non-Employee Directors, the authority conferred by this Section 3.2 shall rest with the Corporate Governance Committee of the Board.

3.3 DECISIONS BINDING. All determinations and decisions made by the Committee or the Corporate Governance Committee of the Board pursuant to the provisions of the Plan and all related orders and resolutions of such committee shall be final, conclusive, and binding on all persons, including the Company, its shareholders, Directors, Non-Employee Directors, Employees, Participants, and their estates and beneficiaries.

3.4 PERFORMANCE-BASED AWARDS. For purposes of the Plan, it shall be presumed, unless the Committee indicates to the contrary, that all Awards to Employees are intended to qualify for the Performance-Based Exception. If the Committee does not intend an Award to an Employee to qualify for the Performance-Based Exception, the Committee shall reflect its intent in its records in such manner as the Committee determines to be appropriate.

ARTICLE 4. SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1 NUMBER OF SHARES AVAILABLE FOR GRANTS. Shares that may be issued pursuant to Awards may be either authorized and unissued Shares, or authorized and issued Shares held in the Company's treasury, or any combination of the foregoing. Subject to adjustment as provided in Section 4.3 hereof, (a) there shall be reserved for issuance under Awards 200,000,000 Shares, (b) not more than 30,000,000 of such Shares may be used for Awards other than Options, and (c) not more than 60,000,000 of such Shares shall be available for issuance pursuant to the exercise of Incentive Stock Options. Shares covered by Awards that are canceled or forfeited may be reused to make Awards. The maximum aggregate number of Shares with respect to which Awards may be granted in a single calendar year to an individual Participant may not exceed the lesser of (i) one-half of one percent of the total number of Shares that are issued and outstanding on the Effective Date or (ii) 13,500,000 Shares.

4.2 SHARE POOL ADJUSTMENTS. (a) The following Awards and Payouts shall reduce, on a Share-for Share basis, the number of Shares available for issuance under the Share Pool:

     (1)  An Award of an Option (including a Reload Option);

     (2)  An Award of an SAR (except a Tandem SAR);

     (3)  An Award of Restricted Stock;

     (4)  An Award of a Restricted Stock Unit payable in Shares;

     (5)  An Award of a Performance Share;

     (6)  An Award of a Performance Unit payable in Shares; and

     (7)  Other Awards payable in Shares.

(b) The following transactions shall restore, on a one-for-one basis, the number of Shares available for issuance under the Share Pool:

     (1) A payout of an SAR, Tandem SAR, Restricted Stock Award, or Restricted Stock Unit in the form of cash, or a payout of Performance Units, Performance Shares, or Other Award in the form of cash (if originally awarded in Shares);

     (2) A cancellation, termination, expiration, or forfeiture for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR) of any Award payable in Shares or Shares subject to an Award; and

     (3) Payment of an Option Price or tax withholding obligation with previously acquired Shares or by withholding Shares that otherwise would be acquired on exercise (i.e., the Share Pool shall be increased by the number of Shares turned in or withheld as payment of the Option Price or tax withholding obligation).

4.3 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available for grants under Section 4.1 hereof, in the number and class of and/or price of Shares subject to outstanding Awards, and in the per-Participant Award limit set forth in Section 4.1 hereof, as may be determined to be appropriate and equitable by the Committee, in its discretion, to prevent dilution or enlargement of the benefits available under the Plan and of the rights of Participants; provided that the number of Shares subject to any Award shall always be a whole number. In a stock-for-stock acquisition of the Company, the Committee may, in its discretion, substitute securities of another issuer for any Shares subject to outstanding Awards.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

5.1 ELIGIBILITY. All Employees and Non-Employee Directors are eligible to participate in the Plan.

5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all Employees those to whom Awards shall be granted and shall determine the nature and size of each Award. The Corporate Governance Committee of the Board shall determine the Awards to be granted to the Non-Employee Directors in accordance with the Company's compensation program for Non-Employee Directors.

ARTICLE 6. STOCK OPTIONS

6.1 GRANT OF OPTIONS. Subject to the terms of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2 OPTION PRICE. The Option Price under each Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. The Committee may not re-price a previously granted Option.

6.3 TERM OF OPTIONS. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided that no Option shall be exercisable after the tenth (10th) anniversary of its date of grant.

6.4 EXERCISE OF OPTIONS. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

6.5 RELOAD OPTIONS. Notwithstanding any other provision of the Plan to the contrary, the Committee may at the time an Option is granted provide for the automatic granting of Options ("Reload Options") to a Participant upon the exercise by such Participant of Options ("Predecessor Options") in transactions in which previously owned Shares are tendered by such Participant to pay the Option Price. In such cases, the number of Reload Options that shall automatically be granted by the Company to the Participant shall be equal to the number of Shares tendered by the Participant to pay such Option Price.

The Option Price under each Reload Option shall be equal to the Fair Market Value of a Share on the date on which the Reload Option is automatically granted, and such Reload Option shall expire on the same date as the Predecessor Option would have expired in the absence of being exercised. Reload Options shall be exercisable by the Participant after the date on which they are granted, subsequent to any waiting period that the Committee with the advice of counsel determines is necessary or appropriate to conform with legal or accounting requirements.

Except as otherwise provided in this Section 6.5, the terms and conditions applicable to the Reload Options shall be the same as those that apply to other Options described in this Article 6.

6.6 PAYMENT. When an Option is exercised, the Option Price shall be payable to the Company in full either:

     (a)  In cash or its equivalent; or

     (b) By tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price); or

     (c)  By a combination of (a) and (b).

The Committee also may allow broker-assisted exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means that the Committee determines to be consistent with the Plan's purpose and applicable law.

Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment of the Option Price, the Company shall deliver to the Participant, in the Participant's name (or, at the direction of the Participant, jointly in the names of the Participant and the Participant's spouse), one or more Share certificates for the Shares purchased under the Option(s).

6.7 LIMITATIONS ON ISOS. Notwithstanding anything in the Plan to the contrary, to the extent required from time to time by the Code and/or applicable regulations, the following additional provisions shall apply to the grant of Options that are intended to qualify as ISOs:

     (a) FAIR MARKET VALUE LIMITATION. The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company (or any parent or subsidiary corporation within the meaning of Code
          Section 424) shall not exceed one hundred thousand dollars ($100,000) or such other amount as may subsequently be specified by the Code and/or applicable regulations; provided that, to the extent that such limitation is exceeded, any Options on Shares with a Fair Market Value in excess of such amount shall be deemed to be NQSOs.

     (b) CODE SECTION 422. ISOs shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify as ISOs. Moreover, all ISOs must be granted within ten (10) years from the earlier of the date on which the Plan was adopted by the Board or the date the Plan was approved by shareholders.

ARTICLE 7. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

7.2 RESTRICTIONS. (a) Subject to Article 11 hereof, the Committee shall impose such conditions and/or restrictions on any Shares of Restricted Stock as the Committee may determine including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, transfer restrictions, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable federal or state securities laws.

(b) The Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

(c) Except as otherwise provided in this Article 7, Shares of Restricted Stock that have not yet been forfeited or canceled shall become freely transferable (subject to any restrictions under applicable securities laws) by the Participant after the last day of the applicable Restriction Period.

7.3 VOTING RIGHTS. Participants holding Shares of Restricted Stock may be granted full voting rights with respect to those Shares during the Restriction Period.

7.4 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Restriction Period, Participants holding Shares of Restricted Stock may be credited with regular cash dividends paid with respect to such Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Stock is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Stock, so that the dividends and/or the Restricted Stock shall be eligible for the Performance-Based Exception.

7.5 RESTRICTED STOCK UNITS. In lieu of or in addition to any Awards of Restricted Stock, the Committee may grant Restricted Stock Units to any Participant, subject to the terms and conditions of this Article 7 being applied to such Awards as if those Awards were for Restricted Stock and subject to such other terms and conditions as the Committee may determine (including, but not limited to, requiring or permitting deferral of the payment of such Awards after the time that Participants become vested in them, notwithstanding any provision to the contrary in Section 7.2 hereof). Each Restricted Stock Unit shall have the value of one Share. Restricted Stock Units may be paid at such time as the Committee may determine in its discretion, and payments may be made in a lump sum or in installments, in cash, Shares, or a combination thereof, as determined by the Committee in its discretion.

ARTICLE 8. PERFORMANCE UNITS AND PERFORMANCE SHARES

8.1 GRANT OF PERFORMANCE UNITS/SHARES. Subject to the terms of the Plan, Performance Units, and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

8.2 VALUE OF PERFORMANCE UNITS/SHARES. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met, shall determine the number and/or value of Performance Units/Shares that shall be paid out to the Participant.

8.3 EARNING OF PERFORMANCE UNITS/SHARES. Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout with respect to the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

8.4 FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/SHARES. (a) Unless the Committee determines otherwise in its discretion, payment of earned Performance Units/Shares shall be made in a single lump sum following the close of the applicable Performance Period. Subject to the terms of the Plan, the Committee, in its discretion, may direct that earned Performance Units/Shares be paid in the form of cash or Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares on the last trading day immediately before the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

(b) At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares that have been earned in connection with grants of Performance Units and/or Performance Shares that have been earned, but not yet distributed to Participants; such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of

Restricted Stock set forth in Section 7.4 hereof. In addition, Participants may, at the discretion of the Committee, be entitled to exercise voting rights with respect to such Shares.

ARTICLE 9. OTHER AWARDS

9.1 IN GENERAL. Subject to the terms of the Plan, the Committee may grant any types of Awards other than those that are specifically set forth in Articles 6 through 8 hereof, including, but not limited to, SARs and the payment of Shares in lieu of cash under any Company incentive bonus plan or program. Subject to the terms of the Plan, including the remaining provisions of this Article 9, the Committee, in its sole discretion, shall determine the terms and conditions of such Other Awards.

9.2 GRANT OF SARS. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 hereof) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

9.3 EXERCISE OF TANDEM SARS. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR shall expire no later than the expiration of the ISO; (b) the value of the payout with respect to the Tandem SAR shall not exceed the excess of the Fair Market Value of the Shares subject to the ISO at the time the Tandem SAR is exercised over the Option Price under the ISO; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

9.4 EXERCISE OF FREESTANDING SARS. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its discretion, imposes upon them, subject, however, to the terms of the Plan.

9.5 TERM OF SARS. The term of an SAR shall be determined by the Committee, in its discretion; provided that such term shall not exceed ten (10) years.

9.6 PAYMENT OF SAR AMOUNT. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

     (a) The excess of the Fair Market Value of a Share on the date of exercise over the grant price, by

     (b)  The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent Fair Market Value, or in some combination thereof.

ARTICLE 10. AWARD AGREEMENTS

10.1 IN GENERAL. Each Award shall be evidenced by an Award Agreement that shall include such provisions as the Committee shall determine and that shall specify

     (a) In the case of an Option, the number of the Shares to which the Option pertains, the Option Price, the term of the Option, the schedule on which the Option becomes exercisable, and whether the Option is intended to be an ISO or an NQSO;

     (b) In the case of Restricted Stock or Restricted Stock Units, the number of Shares of Restricted Stock or Restricted Stock Units granted, the applicable restrictions, and the Restriction Period(s);

     (c) In the case of Performance Units or Performance Shares, the number of Performance Units or Performance Shares granted, the initial value of a Performance Unit (if applicable), and the performance goals; and

     (d) In the case of an SAR, the number of Shares to which the SAR pertains, the grant price, the term of the SAR, the schedule on which the SAR becomes exercisable, and whether the SAR is a Freestanding SAR or a Tandem SAR.

10.2 SEVERANCE FROM SERVICE. Each Award Agreement shall set forth the extent to which the Participant shall have rights under the Award following the Participant's severance from service with the Company and its Subsidiaries. The Award Agreement may make distinctions based on the reason for the Participant's severance from service.

10.3 RESTRICTIONS ON TRANSFERABILITY. Subject to the provisions of the Plan, each Award Agreement shall set forth such restrictions on the transferability of the Award and on the transferability of Shares acquired pursuant to the Award as the Committee may deem advisable, including, without limitation, restrictions under applicable securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or then traded, and under any blue sky or state securities laws applicable to such Shares. In the case of an ISO (and in the case of any other Award, except as otherwise provided in the Award Agreement), a Participant's Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by the Participant.

10.4 UNIFORMITY NOT REQUIRED. The provisions of the Award Agreements need not be uniform among all Awards, among all Awards of the same type, among all Awards granted to the same Participant, or among all Awards granted at the same time.

ARTICLE 11. PERFORMANCE MEASURES

Unless and until the Company's shareholders approve a change in the general performance measures set forth in this Article 11, the attainment of which may determine the degree of payout and/or vesting with respect to Awards that are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants may be measured at the Company level, at a subsidiary level, or at an operating unit level, and shall be chosen from among:

     (a) Income measures (including, but not limited to, gross profit, operating income, earnings before or after taxes, or earnings per share);

     (b) Return measures (including, but not limited to, return on assets, investment, equity, or sales);

     (c) Cash flow return on investments, which equals net cash flows divided by owners equity;

     (d)  Gross revenues;

     (e)  Marked value added;

     (f)  Economic value added; and

     (g) Share price (including, but not limited to, growth measures and total shareholder return).

The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided that Awards that are designed to qualify for the Performance-Based Exception may not be adjusted upward (although the Committee shall retain the discretion to adjust such Awards downward).

In the case of any Award that is granted subject to the condition that a specified performance measure be achieved, no payment under such Award shall be made prior to the time that the Committee certifies in writing that the performance measure has been achieved. For this purpose, approved minutes of the Committee meeting at which the certification is made shall be treated as a written certification. No such certification is required, however, in the case of an Award that is based solely on an increase in the value of a Share from the date such Award was made.

ARTICLE 12. BENEFICIARY DESIGNATION

Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant's death before the Participant receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant with respect to such benefit, shall be in a form prescribed by the Company, and shall be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, any benefits remaining unpaid under the Plan at the Participant's death shall be paid to the Participant's estate unless otherwise provided in the Award Agreement.

ARTICLE 13. DEFERRALS

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due pursuant to the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, the satisfaction of any requirements or goals with respect to Performance Units/Shares, or in connection with any Other Awards. If any such deferral is required or permitted, the Committee shall, in its discretion, establish rules and procedures for such deferrals. All amounts previously deferred under the 1985 Plan shall remain deferred pursuant to the rules and procedures applicable to such deferrals as amended from time to time.

ARTICLE 14. NO RIGHT TO EMPLOYMENT OR PARTICIPATION

14.1 EMPLOYMENT. The Plan shall not interfere with or limit in any way the right of the Company or of any Subsidiary to terminate any Employee's employment at any time, and the Plan shall not confer upon any Employee the right to continue in the employ of the Company or of any Subsidiary.

14.2 PARTICIPATION. No Employee or Non-Employee Director shall have the right to be selected to receive an Award or, having been so selected, to be selected to receive a future Award.

ARTICLE 15. CHANGE IN CONTROL

15.1 OUTSTANDING AWARDS. Upon the occurrence of a Change in Control, any and all then-outstanding Options and SARs shall become immediately exercisable, and any restriction periods and restrictions imposed on then-outstanding Awards shall lapse.

15.2 POOLING OF INTERESTS ACCOUNTING. Notwithstanding any other provision of the Plan to the contrary, if the consummation of a Change in Control or other transaction is contingent on using pooling of interests accounting methodology, the Committee may take any action necessary to preserve the use of pooling of interests accounting (including, but not limited to, rescinding any Award).

ARTICLE 16. AMENDMENT, MODIFICATION, AND TERMINATION

16.1 AMENDMENT, MODIFICATION, AND TERMINATION. Subject to the terms of the Plan, the Committee may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part; provided that unless the Committee specifically provides otherwise, any revision or amendment that would cause the Plan to fail to comply with any requirement of applicable law, regulation, or rule if such amendment were not approved by the shareholders of the Company shall not be effective unless and until shareholder approval is obtained.

16.2 AWARDS PREVIOUSLY GRANTED. Notwithstanding any other provision of the Plan to the contrary (but subject to Sections 1.1 and 15.2 hereof), no termination, amendment, or modification of the Plan shall cause, without the consent of the Participant, any previously granted Awards to be forfeited or altered in a way that adversely affects the Participant. After the termination of the Plan, any previously granted Award shall remain in effect and shall continue to be governed by the terms of the Plan, the Award, and any applicable Award Agreement. All Awards previously granted under the 1985 Plan shall be governed by the terms and conditions of the 1985 Plan.

ARTICLE 17. WITHHOLDING

17.1 TAX WITHHOLDING. The Company and its Subsidiaries shall have the power and the right to deduct or withhold, or to require a Participant to remit to the Company or to a Subsidiary, an amount that the Company or a Subsidiary reasonably determines to be required to comply with federal, state, local, or foreign tax withholding requirements.

17.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory withholding tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate.

ARTICLE 18. SUCCESSORS

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 19. LEGAL CONSTRUCTION

19.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; any feminine term used herein also shall include the masculine; and the plural shall include the singular and the singular shall include the plural.

19.2 SEVERABILITY. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

19.4 GOVERNING LAW. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware (without regard to the legislative or judicial conflict of laws rules of any state), except to the extent superseded by federal law.

                                                                      APPENDIX C
--------------------------------------------------------------------------------

                          VERIZON COMMUNICATIONS INC.
                           SHORT-TERM INCENTIVE PLAN

                                    CONTENTS

Article 1. Establishment, Objectives, and Duration..........  C-2
Article 2. Definitions......................................  C-2
Article 3. Administration...................................  C-4
Article 4. Eligibility and Participation....................  C-4
Article 5. Awards...........................................  C-4
Article 6. Beneficiary Designation..........................  C-5
Article 7. Deferrals........................................  C-5
Article 8. No Right to Employment or Participation..........  C-6
Article 9. Change in Control................................  C-6
Article 10. Amendment, Modification, and Termination........  C-6
Article 11. Withholding.....................................  C-7
Article 12. Successors......................................  C-7
Article 13. Legal Construction..............................  C-7

ARTICLE 1. ESTABLISHMENT, OBJECTIVES, AND DURATION

1.1 ESTABLISHMENT OF THE PLAN. Verizon Communications Inc., a Delaware corporation (the "Company"), hereby establishes an incentive compensation plan to be known as the "Verizon Communications Inc. Short-Term Incentive Plan" (the "Plan"), as set forth herein and as it may be amended from time to time.

The Plan shall become effective as of the date the Company's shareholders first approve the Plan (the "Effective Date"), and shall remain in effect as provided in Section 1.3 hereof.

1.2 OBJECTIVES OF THE PLAN. The primary objective of the Plan is to facilitate the Company's ability to achieve its short-term financial and operating goals by offering key Employees annual incentives. Under the Plan, Awards are made based on Participants' achievement of key goals at the corporate, business unit, and/or individual level.

1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Article 10 hereof, until the close of business on the date of the Company's annual meeting of shareholders in the year 2011, at which time the right to grant Awards under the Plan shall terminate.

ARTICLE 2. DEFINITIONS

Whenever the following terms are used in the Plan, with their initial letter(s) capitalized, they shall have the meanings set forth below:

2.1 "AVERAGE COMMON SHAREHOLDERS' EQUITY" means the sum of month-end common shareholders' equity determined in accordance with generally accepted accounting principles for the period from December 31 of the preceding Plan Year to December 31 of the current Plan Year, divided by thirteen
      (13). Common shareholders' equity shall be adjusted to exclude the after-tax effect of (a) losses from business combinations, (b) losses from discontinued operations (including loss on disposal of a line of business or class of customer), (c) losses from changes in accounting principles,
      (d) extraordinary losses, (e) restructuring charges, and (f) losses from changes in tax law. Items (a) through (f) shall be determined in accordance with generally accepted accounting principles and as disclosed in the Company's annual consolidated financial statements.

2.2   "AWARD" means an award described in Article 5 hereof.

2.3 "AWARD POOL" means, with respect to a Plan Year, five percent (5%) of CNI for the Plan Year, disregarding any CNI in excess of $5 billion.

2.4 "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as amended from time to time, or any successor rule.

2.5   "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the
      Company.

2.6 "CHANGE IN CONTROL" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if:

      (a) Any Person becomes a Beneficial Owner of shares of one or more classes of stock of the Company representing twenty percent (20%) or more of the total voting power of the Company's then outstanding voting stock; or

      (b) The Company and any Person consummate a merger, consolidation, reorganization, or other business combination; or

      (c) The Board adopts resolutions authorizing the liquidation or dissolution, or sale to any Person of all or substantially all of the assets, of the Company.

      Notwithstanding the provisions of Section 2.6(a), (b), and (c) hereof, a Change in Control shall not occur if:

      (i) The Company's voting stock outstanding immediately before the consummation of the transaction will represent no less than forty-five percent (45%) of the combined voting power entitled to vote for the election of directors of the surviving parent corporation immediately following the consummation of the transaction; and

      (ii) Members of the Incumbent Board will constitute at least one-half of the board of directors of the surviving parent corporation; and

      (iii) The Chief Executive Officer or co-Chief Executive Officer of the Company will be the chief executive officer or co-chief executive officer of the surviving parent corporation; and

      (iv) The headquarters of the surviving parent corporation will be located in New York, New York.

      For the purposes of this Section 2.6, "Person" means any corporation, partnership, firm, joint venture, association, individual, trust, or other entity, but does not include the Company or any of its wholly-owned or majority-owned subsidiaries, employee benefit plans, or related trusts; and "Incumbent Board" means those persons who either (A) have been members of the Board of Directors of the Company since June 30, 2000, or (B) are new Directors whose election by the Board of Directors or nomination for election by the shareholders of the Company was approved by a vote of at least three-fourths of the members of the Incumbent Board then in office who either were Directors described in clause (A) hereof or whose election or nomination for election was previously so approved, but shall not include any Director elected as a result of an actual or threatened solicitation of proxies by any Person.

2.7 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

2.8 "COMMITTEE" means the Human Resources Committee of the Board or any other committee appointed by the Board to administer the Plan and Awards to Participants hereunder, as specified in Article 3 hereof.

2.9 "COMPANY" means Verizon Communications Inc., a Delaware corporation, and any successor thereto as provided in Article 12 hereof.

2.10 "CONSOLIDATED NET INCOME" or "CNI" means the Company's net income reported in the Company's annual consolidated financial statements for the Plan Year, adjusted to exclude the after-tax effect of (a) losses from business combinations, (b) losses from discontinued operations (including loss on disposal of a line of business or class of customer), (c) losses from changes in accounting principles, (d) extraordinary losses, (e) restructuring charges, and (f) losses from changes in tax law. Items (a) through (f) shall be determined in accordance with generally accepted accounting principles and as disclosed in the Company's annual consolidated financial statements.

2.11  "DIRECTOR" means any individual who is a member of the Board.

2.12  "EFFECTIVE DATE" shall have the meaning ascribed to such term in Section
      1.1 hereof.

2.13 "EMPLOYEE" means any employee of the Company or of a Subsidiary. Directors who are employed by the Company or by a Subsidiary shall be considered Employees under the Plan.

2.14 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

2.15 "INSIDER" means an individual who is, on the relevant date, subject to the reporting requirements of Section 16(a) of the Exchange Act.

2.16 "PARTICIPANT" means a key Employee who has been selected to receive an Award or who holds an outstanding Award.

2.17 "PERFORMANCE-BASED EXCEPTION" means the performance-based exception from the tax deductibility limitation imposed by Code Section 162(m), as set forth in Code Section 162(m)(4)(C).

2.18 "PLAN" means the Verizon Communications Inc. Short-Term Incentive Plan, as set forth herein and as it may be amended from time to time.

2.19  "PLAN YEAR" means the calendar year.

2.20 "RETURN ON EQUITY" or "ROE" means CNI divided by Average Common Shareholders' Equity for the Company.

2.21 "SUBSIDIARY" means (a) a corporation, partnership, joint venture, or other entity in which the Company has an ownership interest of at least fifty percent (50%), and (b) a corporation, partnership, joint venture, or other entity in which the Company holds an ownership interest of less than fifty percent (50%) but which, in the discretion of the Committee, is treated as a Subsidiary for purposes of the Plan.

ARTICLE 3. ADMINISTRATION

3.1 GENERAL. Except as otherwise determined by the Board in its discretion, the Plan shall be administered by the Committee, which shall consist exclusively of two (2) or more nonemployee directors within the meaning of the rules promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act who also qualify as outside directors within the meaning of Code
Section 162(m) and the related regulations under the Code. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee shall have the authority to delegate administrative duties to officers or Directors of the Company; provided that the Committee may not delegate its authority with respect to (a) non-ministerial actions with respect to Insiders; (b) non-ministerial actions with respect to Awards that are intended to qualify for the Performance-Based Exception; and (c) certifying that any performance goals and other material terms attributable to Awards intended to qualify for the Performance-Based Exception have been satisfied.

3.2 AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions hereof, the Committee in its discretion shall select the key Employees who participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any Award, document, or instrument issued under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 10 hereof) amend the terms and conditions of any outstanding Award as provided in the Plan. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan.

3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its shareholders, Directors, Employees, Participants, and their estates and beneficiaries.

3.4 PERFORMANCE-BASED AWARDS. For purposes of the Plan, it shall be presumed, unless the Committee indicates to the contrary, that all Awards are intended to qualify for the Performance-Based Exception. If the Committee does not intend an Award to qualify for the Performance-Based Exception, the Committee shall reflect its intent in its records in such manner as the Committee determines to be appropriate.

ARTICLE 4. ELIGIBILITY AND PARTICIPATION

4.1  ELIGIBILITY.  All key Employees are eligible to participate in the Plan.

4.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 5. AWARDS

5.1 GRANT OF AWARDS. All Awards under the Plan shall be granted upon terms approved by the Committee. However, no Award shall be inconsistent with the terms of the Plan or fail to satisfy the requirements of applicable law. Each Award shall relate to a designated Plan Year.

5.2 CONTINGENT ON ROE. A payment shall be made with respect to an Award for a Plan Year only if the ROE for the Plan Year exceeds eight percent (8%).

5.3 AWARD POOL LIMITATION. The sum of the Awards for a single Plan Year shall not exceed the amount in the Award Pool for that Plan Year.

5.4 MAXIMUM AWARDS. A Participant's maximum Award for a Plan Year shall depend on the Participant's annual base salary on the last day of the Plan Year in relation to the annual base salary of the other employees of the Company and the Subsidiaries, as determined in accordance with the following table (so that in the case of a Participant described in the left-hand column of the table, the maximum Award for a Plan Year shall be equal to the percentage of the Award Pool prescribed by the right-hand column of the table for that Plan Year):

                        PERCENTAGE OF
   SALARY POSITION       AWARD POOL
----------------------------------------
  Highest & 2nd paid        3.50%
3rd & 4th highest paid      2.50%
5th & 6th highest paid      1.25%
7th through 25th paid        .85%

For purposes of this Section 5.4, if two Participants have the same annual base salary, the Participant with the greater seniority shall be deemed to have the higher annual base salary. If a Participant's base salary does not fall within one of the categories described in the foregoing table, the Participant's maximum Award for the Plan Year shall be less than one-half of one percent (.50%) of the Award Pool for that Plan Year, as determined by the Committee. The total amount of the maximum Awards for any Plan Year shall not exceed one hundred percent (100%) of the Award Pool for that Plan Year.

5.5 LIMITATIONS ON COMMITTEE DISCRETION. The Committee may reduce, but may not increase, any of the following:

      (i) the maximum Award for any Participant,

      (ii) the size of the Award Pool, and

     (iii) the CNI for a Plan Year.

5.6 PAYMENT. (a) Unless otherwise determined by the Committee, in its discretion, a Participant shall have no right to receive a payment under an Award for a Plan Year unless the Participant is employed by the Company or a Subsidiary at all times during the Plan Year.

(b) The Committee may, in its discretion, authorize payment to a Participant of less than the Participant's maximum Award and may provide that a Participant shall not receive any payment with respect to an Award. In exercising its discretion, the Committee shall take into account such factors as it considers appropriate. The Committee's decision shall be final and binding upon any person claiming a right to a payment under the Plan.

(c) Payments of Awards shall be in cash and shall be made on a date prescribed by the Committee, unless the Participant has elected to defer payment in accordance with the rules and regulations of the deferral plan in which the Participant is eligible for.

ARTICLE 6. BENEFICIARY DESIGNATION

Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant's death before the Participant receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant with respect to such benefit, shall be in a form prescribed by the Company, and shall be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, any benefits remaining unpaid under the Plan at the Participant's death shall be paid to the Participant's estate.

ARTICLE 7. DEFERRALS

The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash that would otherwise be due to such Participant in connection with any Awards. If any such deferral is required or permitted, it shall be in accordance with the rules and regulations of the deferral plan for which the Participant is eligible or, if no such plan exists, in accordance with the rules and regulations established by the Committee.

ARTICLE 8. NO RIGHT TO EMPLOYMENT OR PARTICIPATION

8.1 EMPLOYMENT. The Plan shall not interfere with or limit in any way the right of the Company or of any Subsidiary to terminate any Participant's employment at any time, and the Plan shall not confer upon any Participant the right to continue in the employ of the Company or of any Subsidiary.

8.2 PARTICIPATION. No Employee shall have the right to be selected to receive an Award or, having been so selected, to be selected to receive a future Award.

ARTICLE 9. CHANGE IN CONTROL

9.1 OUTSTANDING AWARDS. (a) Notwithstanding any contrary terms, conditions, or provisions of the Plan or any Award, upon a Change in Control, all then-outstanding Awards (determined on the basis of the assumption that the relevant performance targets have been achieved) under the Plan shall become immediately nonforfeitable and payable at the normal payment date established by the Committee before the Change in Control unless the Participant elects to defer receipt of the Award in accordance with the deferral regulations under the Plan, and any provision requiring a Participant to be employed on the last day of the Plan Year in order to receive an Award shall be waived. If the Participant's Award is based on a performance percentage, his Award for the Plan Year in which a Change in Control occurs and for any earlier Plan Year for which the Participant's Award has not been determined at the time the Change in Control occurs shall be determined by using a performance percentage that is not less than the Participant's target percentage under the Plan for the Plan Year immediately preceding the year in which the Change in Control occurs. If the Participant is involuntarily terminated without cause following a Change of Control, he shall be entitled to receive a pro-rated Award based on the number of full months of service he worked in the year that the Change in Control occurred.

(b) Upon or after a Change in Control, the Committee may not under any circumstances change any determination of the basis on which any previously granted Awards shall be measured or paid or change any other terms, conditions or provisions affecting any previously granted Awards, if the change would reduce or adversely affect the Award or the Participant's rights thereto.

(c) Without limiting the provisions of Section 9.1(a) and (b) hereof, the Committee may, in its discretion, include in an Award provisions that the Committee considers to be appropriate to assure fair and equitable treatment of the Participant or a beneficiary in the event of a Change in Control, including, but not limited to, provisions that:

      (i) accelerate the time period for purposes of vesting in, or realizing gain from, any Award; and

     (ii) make adjustments or modifications to an Award that the Committee deems appropriate to maintain and protect the rights and interests of the Participant or a beneficiary following a Change in Control.

Any such action by the Committee shall be conclusive and binding on the Company, Participants, beneficiaries, and all other parties.

9.2 POOLING OF INTERESTS ACCOUNTING. Notwithstanding any other provision of the Plan to the contrary, if the consummation of a Change in Control or other transaction is contingent on using pooling of interests accounting methodology, the Committee may take any action necessary to preserve the use of pooling of interests accounting (including, but not limited to, rescinding any Award).

ARTICLE 10. AMENDMENT, MODIFICATION, AND TERMINATION

10.1 AMENDMENT, MODIFICATION, AND TERMINATION. Subject to the terms of the Plan, the Committee may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part; provided that unless the Committee specifically provides otherwise, any revision or amendment that would cause the Plan to fail to comply with any requirement of applicable law, regulation, or rule if such amendment were not approved by the shareholders of the Company shall not be effective unless and until shareholder approval is obtained.

10.2 CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that the Committee shall not be authorized to adjust an Award that the Committee intends to qualify for the Performance-Based Exception if such adjustment (or the authority to make such adjustment) would prevent the Award from qualifying for the Performance-Based Exception.

10.3 AWARDS PREVIOUSLY GRANTED. Notwithstanding any other provision of the Plan to the contrary (but subject to Sections 1.1 and 9.2 hereof), no termination, amendment, or modification of the Plan shall cause any previously granted Awards to be forfeited. After the termination of the Plan, any previously granted Award shall remain in effect and shall continue to be governed by the terms of the Plan and the Award.

ARTICLE 11. WITHHOLDING

The Company and its Subsidiaries shall have the power and the right to deduct or withhold, or to require a Participant to remit to the Company or to a Subsidiary, an amount that the Company or a Subsidiary reasonably determines to be required to comply with federal, state, local, or foreign tax withholding requirements.

ARTICLE 12. SUCCESSORS

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 13. LEGAL CONSTRUCTION

13.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; any feminine term used herein also shall include the masculine; and the plural shall include the singular and the singular shall include the plural.

13.2 SEVERABILITY. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

13.3 REQUIREMENTS OF LAW. The granting of Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies as may be required.

13.4 GOVERNING LAW. The Plan and all Awards shall be construed in accordance with and governed by the laws of the State of Delaware (without regard to the legislative or judicial conflict of laws rules of any state), except to the extent superseded by federal law.

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
                                                             2001 ANNUAL MEETING
                                                                ADMISSION TICKET
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c/o EquiServe
P.O. Box 9398
Boston, MA 02205-9398


      PLEASE RETAIN AND PRESENT THIS TICKET FOR ADMISSION TO THE MEETING.
--------------------------------------------------------------------------------
                          VOTE BY TELEPHONE OR INTERNET
                                 QUICK-EASY-SAFE


Please take advantage of two cost-effective and convenient ways to vote your shares. You may vote your proxy at any time using touch-tone telephone service or through the Internet. Under Delaware law, your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.


VOTE BY TELEPHONE:

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         (1-877-779-8683).

2) Enter the 14-digit VOTER CONTROL NUMBER located above your name and address in the lower left of this form.

3)       Follow the recorded instructions.


VOTE BY INTERNET:

1)       Point your browser to the Web Address: http://www.eproxyvote.com/vz

2) Enter the 14-digit VOTER CONTROL NUMBER located above your name and address in the lower left of this form.

3)       Follow the simple instructions.

4) You may also elect to receive future annual reports and proxy statements on the Internet instead of receiving paper copies in the mail. To elect this service go to www.econsent.com/vz


VOTE BY MAIL:    Simply mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
                 IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET, PLEASE DO NOT
                 MAIL YOUR PROXY CARD.


        THE VERIZON ANNUAL REPORT AND PROXY STATEMENT ARE AVAILABLE AT:
                            www.verizon.com/investor


YOUR VOTE IS IMPORTANT        DETACH PROXY CARD HERE        THANK YOU FOR VOTING
--------------------------------------------------------------------------------

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.



DIRECTORS RECOMMEND A VOTE "FOR":
--------------------------------------------------------------------------------
1.       Election of All Directors                      [ ] FOR   [ ]  WITHHOLD


         EXCEPTION(S): For all nominees except as noted below

         [ ]_________________________________________________

         (01) J.R. Barker, (02) E.H. Budd, (03) R.L. Carrion, (04) R.F. Daniell,
         (05) H.L. Kaplan, (06) C.R. Lee, (07) S.O. Moose, (08) J. Neubauer,
         (09) T.H. O'Brien, (10) R.E. Palmer, (11) H.B. Price, (12) I.G.
         Seidenberg, (13) W.V. Shipley, (14) J.W. Snow, (15) J.R. Stafford, (16) R.D. Storey


                                                   FOR     AGAINST    ABSTAIN
2.       Ratification of Independent Auditor       [ ]       [ ]        [ ]

3.       Long-Term Incentive Plan                  [ ]       [ ]        [ ]

4.       Short-Term Incentive Plan                 [ ]       [ ]        [ ]

--------------------------------------------------------------------------------



DIRECTORS RECOMMEND A VOTE "AGAINST" THE SHAREHOLDER PROPOSALS REGARDING:
--------------------------------------------------------------------------------
                                                   FOR     AGAINST    ABSTAIN

5.       Additional Director Nominees              [ ]       [ ]        [ ]

6.       Executive Severance Agreements            [ ]       [ ]        [ ]

7.       Board Composition                         [ ]       [ ]        [ ]

8.       Calculation of Incentive Compensation     [ ]       [ ]        [ ]

--------------------------------------------------------------------------------
9.       Eliminate duplicate            10.      Indicate notations
         Annual Reports        [ ]               on reverse side        [ ]

--------------------------------------------------------------------------------
Please sign exactly as name(s) appear on this proxy. If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title.




Signature(s)___________________________________________________ Date____________

Signature(s)___________________________________________________ Date____________

                               2001 ANNUAL MEETING
                                ADMISSION TICKET

              WEDNESDAY, APRIL 25, 2001, AT 2:00 P.M. CENTRAL TIME

                                MEMPHIS MARRIOTT
                          THOUSAND OAKS BUSINESS CENTER
                            2625 THOUSAND OAKS BLVD.
                                MEMPHIS, TN 38118
                               (Directions below)

       PLEASE RETAIN AND PRESENT THIS TICKET FOR ADMISSION TO THE MEETING.
--------------------------------------------------------------------------------


                                 [GRAPHIC MAP]



         FROM MEMPHIS INTERNATIONAL AIRPORT: Take I-240 East to Nashville at Exit 18, Perkins Rd., proceed South, turn left on American Way and turn left onto Thousand Oaks Blvd. to hotel.

                             Detach Proxy Card Here
--------------------------------------------------------------------------------

                                                                  [VERIZON LOGO]
PROXY/VOTING INSTRUCTION CARD                                              PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF VERIZON COMMUNICATIONS INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS, WEDNESDAY, APRIL 25, 2001, 2:00 P.M., CENTRAL TIME, AT THE MEMPHIS MARRIOTT EAST, THOUSAND OAKS BUSINESS CENTER, 2625 THOUSAND OAKS BLVD.,MEMPHIS, TENNESSEE.

The undersigned hereby appoints C.R. Lee and I.G. Seidenberg, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all common shares held of record by the undersigned in Verizon Communications Inc., upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR: J.R. BARKER, E.H. BUDD, R.L. CARRION, R.F. DANIELL, H.L. KAPLAN, C.R. LEE, S.O. MOOSE, J. NEUBAUER, T.H. O'BRIEN, R.E. PALMER, H.B. PRICE, I.G. SEIDENBERG, W.V. SHIPLEY, J.W. SNOW, J.R. STAFFORD AND R.D. STOREY, AND IN ACCORD WITH THE DIRECTORS' RECOMMENDATIONS ON THE OTHER SUBJECTS LISTED ON THE REVERSE SIDE OF THIS CARD AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

This card also constitutes your voting instructions for shares held of record for your account in the Verizon Communications Direct Invest Plan and, if shares are held in the same name, shares held in any of the Verizon employee savings plans.

IF YOU DO NOT PROPERLY SIGN AND RETURN A PROXY, VOTE BY TELEPHONE OR THROUGH THE INTERNET, OR ATTEND THE MEETING AND VOTE BY BALLOT, YOUR SHARES CANNOT BE VOTED, NOR YOUR INSTRUCTIONS FOLLOWED, EXCEPT THAT SHARES IN ANY OF THE VERIZON EMPLOYEE SAVINGS PLANS WILL BE VOTED AS DESCRIBED ON PAGE 1 OF THE PROXY STATEMENT.


PLEASE SIGN ON THE REVERSE SIDE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.


NOTATIONS:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                           VERIZON COMMUNICATIONS INC.

                          2001 TELEPHONE VOTING SCRIPT

                   TOLL FREE: 1-877-PRX-VOTE OR 1-877-779-8683




1. Welcome to the electronic voting system. Please have your proxy card or voting instruction sheet or ballot available before voting.

2. Enter the Voter Control Number as it appears on the card followed by the pound sign.

3.       One moment please while we verify your information.

4. Enter the last four digits of the U.S. Social Security number or the U.S. taxpayer identification number for this account followed by the pound sign.

5.       The company that you are voting for is Verizon Communications Inc.

6. Your vote is subject to the same terms and authorizations as indicated on the proxy card. Your vote will also authorize the named proxies to vote according to the instructions at the Annual Meeting of Shareholders.

7. To vote all proposals in accordance with the recommendations of the Board of Directors, press 1. If you wish to vote on one proposal at a time, press 2.

         If 1, go to PLAYBACK.
         If 2, go to 8.

8. Item # 1. The Board of Directors recommends a vote for the Election of All Directors. To vote for all nominees press 1. To withhold from all nominees press 2. To withhold from individual nominees press 3.

         If 1, go to 9.
         If 2, go to 9.
         If 3, go to DIRECTOR EXCEPTION.

                  DIRECTOR EXCEPTION
                  Enter the 2-digit number next to the nominee from whom you would like to withhold your vote followed by the pound key. Or if you have completed voting on directors, press the pound key again.

                      If pound key entered twice, go to the next item. If valid nominee number, go to Next Nominee.

                  NEXT NOMINEE
                  To withhold your vote from another nominee, enter the 2-digit number next to the nominee followed by the pound key, or if you have completed voting on directors press the pound key again.

                      If pound key entered twice, go to the next item. If valid nominee number, go to Next Nominee.

                  INVALID NOMINEE NUMBER
                  You have entered an invalid nominee number.
                           {Go to Next Nominee.}


9. Item # 2. The Board of Directors recommends a vote for the Ratification of Independent Auditor. To vote for, press 1; against, press 2; abstain, press 3.
             If 1, go to 10.
             If 2, go to 10.
             If 3, go to 10.

10. Item # 3. The Board of Directors recommends a vote for the Long-Term Incentive Plan. To vote for, press 1; against, press 2; abstain, press 3.
             If 1, go to 11.
             If 2, go to 11.
             If 3, go to 11.

11. Item # 4. The Board of Directors recommends a vote for the Short-Term Incentive Plan. To vote for, press 1; against, press 2; abstain, press 3.
             If 1, go to 12.
             If 2, go to 12.
             If 3, go to 12.

12. Item # 5. The Board of Directors recommends a vote against the shareholder proposal regarding Additional Director Nominees. To vote for, press 1; against, press 2; abstain, press 3.
             If 1, go to 13.
             If 2, go to 13.
             If 3, go to 13.

13. Item # 6. The Board of Directors recommends a vote against the shareholder proposal regarding Executive Severance Agreements. To vote for, press 1; against, press 2; abstain, press 3.

             If 1, go to 14.
             If 2, go to 14.
             If 3, go to 14.

14. Item # 7. The Board of Directors recommends a vote against the shareholder proposal regarding Board Composition. To vote for, press 1; against, press 2; abstain, press 3.

             If 1, go to 15.
             If 2, go to 15.
             If 3, go to 15.

15. Item # 8. The Board of Directors recommends a vote against the shareholder proposal regarding Calculation of Incentive Compensation. To vote for, press 1; against, press 2; abstain, press 3.

             If 1, go to 16.
             If 2, go to 16.
             If 3, go to 16.

16. If you receive duplicate annual reports and would like to discontinue receiving an annual report for this account, press 1. If not, press 2.

             If 1, go to 17.
             If 2, go to 17.

17.      You have cast your vote as follows:

                  PLAYBACK {Playback the appropriate vote for this proxy card.}
                  -------------------------------------------------------------

                  DEFAULT PLAYBACK
                  You have voted in the manner recommended by the Board of Directors.

                  DIRECTOR PROPOSAL PLAYBACK
                  VOTED FOR ALL NOMINEES: Item #. You have voted for all nominees.

                  WITHHOLD FROM ALL NOMINEES: Item #. You have voted to withhold your vote from all nominees.

                  WITHHOLD FROM INDIVIDUAL NOMINEES: Item #. You have voted for all nominees except for the following nominee numbers

                  FOR/AGAINST/ABSTAIN PROPOSAL PLAYBACK
                  Item # {For | Against | Abstain}

18.      To confirm your vote, press 1. To cancel your vote, press 2.

             If 1, go to 20.
             If 2, go to 19.

19.      Your vote has been cancelled. If you wish to vote another card, press
         1. Otherwise, please hang up and mark, sign, and return your card in the envelope provided. Thank you for calling.

20. Your vote has been successfully recorded. It is not necessary for you to mail your card. If you wish to vote another card or change your vote, press 1. Otherwise, please hang up. Thank you for voting.


                  INVALID CONTROL NUMBERS
                  We are unable to authenticate the information that you entered.

                  NO KEY PRESSED
                  Go to the same item (repeat three times); otherwise, go to Error.

                  INVALID NUMBER
                  Go to the same item (repeat three times); otherwise, go to Error.

                  ERROR
                  We are unable to process your request at this time. Thank you for calling.

                           {Call ends.}

                                INTERNET VOTING



[VERIZON LOGO]


                                   Welcome!
[VOTE BY NET LOGO]
                                   Name Line
                                   Address Line
                                   City, State, Zip Line




                               [Proceed Graphic]



Copyright(c) 2000 EquiServe. All rights reserved.

                                 [VERIZON LOGO]

                         PROXY/VOTING INSTRUCTION CARD

This Proxy is solicited by the Board of Directors of Verizon Communications Inc.
                    for the Annual Meeting of Shareholders,
              Wednesday, April 25, 2001, 2:00 p.m., Central Time,
                         at the Memphis Marriott East,
                         Thousand Oaks Business Center,
                 2625 Thousand Oaks Blvd., Memphis, Tennessee.

The undersigned hereby appoints C.R. Lee and I.G. Seidenberg, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all common shares held of record by the undersigned in Verizon Communications Inc., upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR: J.R. BARKER, E.H. BUDD, R.L. CARRION, R.F. DANIELL, H.L. KAPLAN, C.R. LEE, S.O. MOOSE, J. NEUBAUER, T.H. O'BRIEN, R.E. PALMER, H.B. PRICE, I.G. SEIDENBERG, W.V. SHIPLEY, J.W. SNOW, J.R. STAFFORD AND R.D. STOREY, AND IN ACCORD WITH THE DIRECTORS' RECOMMENDATIONS ON THE OTHER SUBJECTS LISTED ON THE REVERSE SIDE OF THIS CARD AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

This card also constitutes your voting instructions for shares held of record for your account in the Verizon Communications Direct Invest Plan and, if shares are held in the same name, shares held in any of the Verizon employee savings plans.

IF YOU DO NOT PROPERLY SIGN AND RETURN A PROXY, VOTE BY TELEPHONE OR THROUGH THE INTERNET, OR ATTEND THE MEETING AND VOTE BY BALLOT, YOUR SHARES CANNOT BE VOTED, NOR YOUR INSTRUCTIONS FOLLOWED, EXCEPT THAT SHARES IN ANY OF THE VERIZON EMPLOYEE SAVINGS PLANS WILL BE VOTED AS DESCRIBED ON PAGE 1 OF THE PROXY STATEMENT.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                        "FOR" ALL NOMINEES FOR DIRECTOR.
                           "FOR" PROPOSALS 2,3 AND 4.
                        "AGAINST" PROPOSALS 5,6,7 AND 8.
--------------------------------------------------------------------------------
Check this box to cast your vote in accordance with the recommendations of the Board of Directors [ ]

THE BOARD RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR DIRECTOR.

                           For All Nominees           Withhold
                           Except As Noted            As To All
                                Below                 Nominees

1. Election of Directors         [ ]                     [ ]

Or, check the box for the Director(s) from whom you wish to withhold your vote:

     [ ] J.R. Barker    [ ] E.H. Budd    [ ] R.L. Carrion    [ ] R.F. Daniell

     [ ] H.L. Kaplan    [ ] C.R. Lee     [ ] S.O. Moose      [ ] J. Neubauer

     [ ] T.H. O'Brien   [ ] R.E. Palmer  [ ] H.B. Price      [ ] I.G. Seidenberg

     [ ] W.V. Shipley   [ ] J.W. Snow    [ ] J.R. Stafford   [ ] R.D. Storey


THE BOARD RECOMMENDS A VOTE "FOR" PROPOSALS 2, 3 AND 4.

                                             For     Against     Abstain
2. Ratification of Independent Auditor       [ ]       [ ]         [ ]

                                             For     Against     Abstain
3. Long-Term Incentive Plan                  [ ]       [ ]         [ ]

                                             For     Against     Abstain
4. Short-Term Incentive Plan                 [ ]       [ ]         [ ]


THE BOARD RECOMMENDS A VOTE "AGAINST" PROPOSALS 5, 6, 7 AND 8.

                                             For     Against     Abstain
5. Additional Director Nominees              [ ]       [ ]         [ ]

                                             For     Against     Abstain
6. Executive Severance Agreements            [ ]       [ ]         [ ]

                                             For     Against     Abstain
7. Board Composition                         [ ]       [ ]         [ ]

                                             For     Against     Abstain
8. Calculation of Incentive Compensation     [ ]       [ ]         [ ]
--------------------------------------------------------------------------------
Check the box below, if the option applies to you.

         [ ] Eliminate duplicate Annual Reports

To submit your vote please click the button below.
(Your vote will not be counted until the Submit Your Vote button is clicked.)

                           [Submit Your Vote Graphic]

Copyright (C) 2000 EquiServe. All rights reserved.

[VERIZON LOGO]


                 Your proxy vote has been recorded as follows:

[Vote By Net     ---------------------------------------------
LOGO]
                 1. Election of Directors


                 ---------------------------------------------
                 2. Ratification of Independent Auditor


                 ---------------------------------------------
                 3. Long-Term Incentive Plan


                 ---------------------------------------------
                 4. Short-Term Incentive Plan


                 ---------------------------------------------
                 5. Additional Director Nominees


                 ---------------------------------------------
                 6. Executive Severance Agreements


                 ---------------------------------------------
                 7. Board Composition


                 ---------------------------------------------
                 8. Calculation of Incentive Compensation


                 ---------------------------------------------


                 Please review your vote. If this is incorrect, please use the Back button on your browser, change your vote and resubmit. If this is correct, please click the button below.


                               [Proceed Graphic]

Copyright (C) 2000 EquiServe. All rights reserved.

[VERIZON LOGO]


[VOTE BY NET LOGO]

SUCCESS! YOUR VOTE HAS BEEN CAST AND WILL BE TABULATED BY EQUISERVE WITHIN 24 HOURS. Please take a moment to review the options below.
-------------------------------------------------------------------------------

If you wish to receive all future Verizon Communications Inc. Annual Meeting materials, such as, annual report, proxy statement and your voter control number, online, click the button below.

                               [PROCEED GRAPHIC]

If you wish to submit comments to Verizon Communications Inc., click the button below.

                           [SUBMIT COMMENTS GRAPHIC]

You can now vote another proxy card or exit to the Verizon Communications Inc. homepage or EquiServe's homepage.

                          [VOTE ANOTHER PROXY GRAPHIC]


Copyright (C) 2000 EquiServe. All rights reserved.